EXHIBIT 10.1

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                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

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                            FLEET RETAIL FINANCE INC.
                                    AGENT FOR
                          THE LENDERS REFERENCED HEREIN

                           THE SPORTS AUTHORITY, INC.
                                  LEAD BORROWER
                                       For

                           THE SPORTS AUTHORITY, INC.
                       THE SPORTS AUTHORITY FLORIDA, INC.
                       THE SPORTS AUTHORITY MICHIGAN, INC.
                          AUTHORITY INTERNATIONAL, INC.

                                  THE BORROWERS

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                                 August 3, 2000

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                                TABLE OF CONTENTS

ARTICLE 1: - DEFINITIONS:

ARTICLE 2: - THE REVOLVING CREDIT:
         2-1.     Establishment of  Revolving Credit......................................................... 25 ..
         2-2.     Initial Reserves. Changes to Reserves...................................................... 27 ..
         2-3.     Advances in Excess of Borrowing Base....................................................... 29 ..
         2-4.     Risks of Value of Collateral............................................................... 29 ..
         2-5.     Loan Requests.............................................................................. 29 ..
         2-6.     Making of Loans Under Revolving Credit..................................................... 31 ..
         2-7.     The Loan Account........................................................................... 32 ..
         2-8.     The Revolving Credit Notes................................................................. 33 ..
         2-9.     Payment of The Loan Account................................................................ 33 ..
         2-10.    Interest Rates. ........................................................................... 34 ..
         2-11.    Agent's Fee................................................................................ 35 ..
         2-12.    Line (Unused) Fee.......................................................................... 35 ..
         2-13     Concerning Fees............................................................................ 35 ..
         2-14.    Agent's and Lenders' Discretion............................................................ 35 ..
         2-15.    Procedures For Issuance of L/C's........................................................... 36 ..
         2-16.    Fees For L/C's............................................................................. 37 ..
         2-17.    Concerning L/C's........................................................................... 37 ..
         2-18.    Changed Circumstances...................................................................... 39 ..
         2-19.    Increased Costs............................................................................ 40 ..
         2-20     Lenders' Commitments....................................................................... 41 ..
         2-21     Designation of Lead Borrower............................................................... 43 ..

ARTICLE 3: - CONDITIONS PRECEDENT:
         3-1.     Corporate Due Diligence.................................................................... 43 ..
         3-2.     Opinion.................................................................................... 44 ..
         3-3.     Additional Documents....................................................................... 44 ..
         3-4.     Officers' Certificates..................................................................... 44 ..
         3-5.     Representations and Warranties............................................................. 44 ..
         3-6.     All Fees and Expenses Paid................................................................. 44 ..
         3-7.     No Suspension Event........................................................................ 44 ..
         3-8.     No Adverse Change.......................................................................... 44 ..
         3-9.     Delivery of Notices........................................................................ 45 ..

ARTICLE 4: - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:
         4-1.     Payment and Performance of Liabilities..................................................... 45 ..
         4-2.     Due Organization - Corporate Authorization - No Conflicts.................................. 45 ..
         4-3.     Trade Names................................................................................ 46 ..
         4-4.     Infrastructure............................................................................. 46 ..
         4-5.     Locations. Landlord Waivers................................................................ 47 ..
         4-6.     Title to Assets............................................................................ 49 ..
         4-7.     Indebtedness............................................................................... 49 ..
         4-8.     Subordinated Debt.......................................................................... 50 ..
         4-9.     Insurance Policies......................................................................... 50 ..
         4-10.    Licenses................................................................................... 51 ..
         4-11.    Leases..................................................................................... 51 ..
         4-12.    Requirements of Law........................................................................ 51 ..

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
         4-13.    Maintain Collateral........................................................................ 51 ..
         4-14.    Pay Taxes.................................................................................. 51 ..
         4-15.    No Margin Stock............................................................................ 53 ..
         4-16.    ERISA...................................................................................... 53 ..
         4-17.    Hazardous Materials........................................................................ 53 ..
         4-18.    Litigation................................................................................. 54 ..
         4-19.    Dividends, Investments, Repurchases........................................................ 54 ..
         4-20.    Loans...................................................................................... 55 ..
         4-21.    Protection of Assets....................................................................... 55 ..
         4-22.    Line of Business........................................................................... 56 ..
         4-23.    Affiliate Transactions..................................................................... 56 ..
         4-24.    Additional Assurances...................................................................... 56 ..
         4-25.    Adequacy of Disclosure..................................................................... 57 ..
         4-26.    No Restrictions on Liabilities............................................................. 57 ..

ARTICLE 5: - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:
         5-1.     Maintain Records........................................................................... 57 ..
         5-2.     Access to Records.......................................................................... 58 ..
         5-3.     Immediate Notice to Agent ................................................................. 59 ..
         5-4.     Borrowing Base Certificates................................................................ 60 ..
         5-5.     Monthly Reports............................................................................ 60 ..
         5-6.     Quarterly Reports.......................................................................... 61 ..
         5-7.     Annual Reports............................................................................. 62 ..
         5-8.     Officers' Certificates..................................................................... 62 ..
         5-9.     Inventories, Appraisals, and Audits........................................................ 63 ..
         5-10.    Additional Financial Information........................................................... 64 ..
         5-11.    Financial Covenant based upon Collateral Availability; Minimum EBITDA...................... 64 ..

ARTICLE 6: - USE AND COLLECTION OF COLLATERAL:
         6-1.     Use of Inventory Collateral................................................................ 65 ..
         6-2.     Inventory Quality.......................................................................... 65 ..
         6-3.     Adjustments and Allowances................................................................. 65 ..
         6-4.     Validity of Accounts....................................................................... 65 ..
         6-5.     Notification to Account Debtors............................................................ 65 ..

ARTICLE 7: - CASH MANAGEMENT. PAYMENT OF LIABILITIES:
         7-1      Depository Accounts........................................................................ 66 ..
         7-2.     Credit Card Receipts....................................................................... 66 ..
         7-3.     The Concentration, Blocked, and Operating Accounts......................................... 67 ..
         7-4.     Proceeds and Collections................................................................... 67 ..
         7-5.     Payment of Liabilities..................................................................... 68 ..
         7-6.     The Operating Account...................................................................... 69 ..

ARTICLE 8: - GRANT OF SECURITY INTEREST:
         8-1.     Grant of Security Interest................................................................. 69 ..
         8-2.     Extent and Duration of Security Interest................................................... 69 ..
         8-3.     Release of Real Estate Encumbrance......................................................... 70 ..

Article 9: - Agent As Borrowers' Attorney-In-Fact:
         9-1.     Appointment as Attorney-In-Fact............................................................ 70 ..
         9-2.     No Obligation to Act....................................................................... 70 ..

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
ARTICLE 10: - EVENTS OF DEFAULT:
         10-1.    Failure to Pay Revolving Credit............................................................ 71 ..
         10-2.    Failure To Make Other Payments............................................................. 71 ..
         10-3.    Failure to Perform Covenant or Liability (No Grace Period)................................. 71 ..
         10-4.    Failure to Perform Covenant or Liability (Grace Periods)................................... 72 ..
         10-5.    Misrepresentation.......................................................................... 72 ..
         10-6.    Acceleration of Other Debt. Breach of Lease................................................ 72 ..
         10-7.    KMart Default. ............................................................................ 72 ..
         10-8.    Default Under Other Agreements............................................................. 72 ..
         10-9.    Uninsured Casualty Loss.................................................................... 73 ..
         10-10.   Judgment.  Restraint of Business........................................................... 73 ..
         10-11.   Business Failure........................................................................... 73 ..
         10-12.   Bankruptcy................................................................................. 73 ..
         10-13.   Indictment - Forfeiture.................................................................... 74 ..
         10-14.   Foreign Proceeding.       ................................................................. 74 ..
         10-15.   Challenge to Loan Documents................................................................ 74 ..
         10-16.   Change in Control.......................................................................... 74 ..

ARTICLE 11: - RIGHTS AND REMEDIES UPON DEFAULT:
         11-1.    Rights of Enforcement...................................................................... 75 ..
         11-2.    Sale of Collateral......................................................................... 75 ..
         11-3.    Occupation of Business Location............................................................ 76 ..
         11-4.    Grant of Nonexclusive License.............................................................. 76 ..
         11-5.    Assembly of Collateral..................................................................... 77 ..
         11-6.    Rights and Remedies........................................................................ 77 ..

ARTICLE 12: - NOTICES:
         12-1.    Notice Addresses........................................................................... 77 ..
         12-2.    Notice Given............................................................................... 78 ..

ARTICLE 13: - TERM:
         13-1.    Termination of Revolving Credit............................................................ 79 ..
         13-2.    Effect of Termination...................................................................... 79 ..

ARTICLE 14: - GENERAL:
         14-1.    Protection of Collateral................................................................... 79 ..
         14-2.    Successors and Assigns..................................................................... 79 ..
         14-3.    Severability............................................................................... 80 ..
         14-4.    Amendments.  Course of Dealing............................................................. 80 ..
         14-5.    Power of Attorney.......................................................................... 80 ..
         14-6.    Application of Proceeds.................................................................... 81 ..
         14-7.    Costs and Expenses of Agent and Of Lenders................................................. 81 ..
         14-8.    Copies and Facsimiles...................................................................... 81 ..
         14-9.    Governing Law.............................................................................. 82 ..
         14-10.   Consent to Jurisdiction.................................................................... 82 ..
         14-11.   Indemnification............................................................................ 82 ..
         14-12.   Rules of Construction...................................................................... 83 ..
         14-13.   Intent..................................................................................... 84 ..
         14-14.   Right of Set-Off........................................................................... 84 ..
         14-15.   Maximum Interest Rate...................................................................... 85 ..
         14-16.   Waivers. .................................................................................. 85 ..

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

                                    EXHIBITS

         1-1(A)            :        Permitted Real Estate Encumbrances
         1-1(B)            :        Business Plan
         1-1(C)            :        Local DDA
         1-1(D)            :        Eligible Real Estate
         2:2-5(b)          :        Written Confirmation of Borrowing Request
         2:2-8             :        Revolving Credit Note
         3:3-3             :        Additional Documents
         4:4-2             :        Related Entities
         4:4-3             :        Trade Names
         4:4-5             :        Locations, Leases, and Landlords
         4:4-5(c)(1)       :        Form of Landlord Waiver
         4:4-5(c)(2)       :        Landlord States
         4:4-6             :        Encumbrances
         4:4-7             :        Indebtedness
         4:4-9             :        Insurance Policies
         4:4-11            :        Capital Leases
         4:4-14            :        Taxes
         4:4-18            :        Litigation
         5:5-4             :        Borrowing Base Certificate
         7:7-1             :        DDA's.
         7:7-2             :        Credit Card Arrangements

                                     .. v ..

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================================================================================

AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT                            Fleet Retail Finance Inc.
                                                                           AGENT

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                                                                  August 3, 2000



THIS AGREEMENT is made between


         Fleet Retail Finance Inc., formerly known as BankBoston Retail Finance Inc. (in such capacity, herein the "Agent"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as agent for the benefit of the "Lenders", on a pro rata basis, based upon each Lender's Commitment Percentage, who are, at present, those financial institutions identified on the signature pages of this Agreement and who in the future are those Persons (if any) who become "Lenders" in accordance with the provisions of Section 2:2-20, below,

         and

         Each of the following corporations (collectively, and each individually, the "Borrower"), each of which has its principal executive offices at 3383 North State Road 7, Fort Lauderdale, Florida 33319:

         The Sports Authority, Inc. (A Delaware corporation)
         The Sports Authority Florida, Inc. (A Florida corporation) The Sports Authority Michigan, Inc. (A Michigan corporation) Authority International, Inc. (A Delaware corporation)

         and

         The Sports Authority, Inc., a Delaware corporation with its principal executive offices at 3383 North State Road 7, Fort Lauderdale, Florida 33319 in the additional capacity as the "Lead Borrower"

         and

         The Sports Authority, Inc.,  a Delaware corporation with its principal

                                     .. 1 ..

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         executive offices at 3383 North State Road 7, Fort Lauderdale, Florida
         33319 in the additional capacity as the "Parent"

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                                   WITNESSETH:

         WHEREAS, the Agent, the Lenders, the Borrower, the Lead Borrower, and the Parent entered into a Loan and Security Agreement dated April 13, 1999, which was amended by a First Amendment to Loan and Security Agreement dated November 17, 1999, and by a Second Amendment to Loan and Security Agreement dated December 14, 1999 (collectively, the "Existing Agreement"); and

         WHEREAS, the Agent, the Lenders, the Borrower, the Lead Borrower, and the Parent desire to amend and restate the Existing Agreement in its entirety.

         NOW THEREFORE, it is hereby agreed that the Existing Agreement is hereby amended and restated as follows:

                                   WITNESSETH:

ARTICLE 1: - DEFINITIONS:

         As herein used, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

         "5.25% Notes": The Parent's 5.25% Convertible Subordinated Notes Due
                  September 15, 2001.

         "Accounts" and "Accounts Receivable" means "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, and other forms of receivables and rights to payment for or on account of goods sold or leased (including payments due from credit card processors) or services rendered, whether or not yet earned by performance, except that "Accounts" does not include accounts receivable from vendors in respect to the Borrower's advertising.

         "ACH": Automated clearing house.

         "Account Debtor": Has the meaning given that term in the UCC.

                                     .. 2 ..

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         "Affiliate": With respect to any two Persons, a relationship in which
                  (a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

         "Agent": Is defined in the Preamble.

         "Agent's Fee": Is defined in Section 2:2-11.

         "Agent's Rights and Remedies": Is defined in Section 11:11-6.

         "Availability": Is defined in Section 2:2-1(b)(i).

         "Availability Reserves": Such reserves as the Agent from time to time determines in the Agent's discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:
                           (i) Rent for up to three (3) months for (x) any location in a Landlord State for which a Landlord's Waiver or subordination (substantially in the form of EXHIBIT 4:4-5(c)(1)) has not been provided to the Agent; (y) any location for which rent is past due, any grace period has passed and a notice of rent default has been received by the Borrower; and (z) any location at any time for which a Suspension Event is extant.
                           (ii) In store customer credits (not to exceed the aggregate of this item, subject to reasonable dilution, as reflected on and calculatable from the Borrowers' books and records).
                           (iii) Gift Certificates (not to exceed the aggregate of this item, subject to reasonable dilution, as reflected on and calculatable from the Borrowers' books and records).
                           (iv) Frequent Shopper Programs (not to exceed the aggregate of this item, subject to reasonable dilution, as reflected on and calculatable from the Borrowers' books and records).

                                     .. 3 ..

                           (v) Layaways and Customer Deposits (not to exceed the aggregate of this item, subject to reasonable dilution, as reflected on and calculatable from the Borrowers' books and records).
                           (vi) Taxes and other governmental charges coming due within the then next 3 months (which may include taxes attributable for any period in arrears or in advance), including, ad valorem, personal property, and other taxes which might have priority over the security interests of the Agent in the Collateral.
                           (viii) L/C Landing Costs (not to exceed the aggregate of this item, as reflected on the Borrowers' books and records).
                           (Ix) Payables (based upon payables which are past normal trade terms).
                           (x) Rent in the amount equal to three (3) months' rent with respect to all leases relating to the KMart Agreement for which KMart has provided notice of a default and/or notice that KMart has suffered "Losses" (as defined in the KMart Agreement), together with any amounts asserted by KMart as being necessary to cure such default or such Losses to the extent applicable or capable of cure pursuant to the terms of the KMart Agreement; provided, however, that the foregoing shall in no event be deemed or construed to limit the rights and remedies of the Agent hereunder upon the occurrence of an Event of Default occasioned by a KMart Default.

         "Bankruptcy Code": Title 11, U.S.C., as amended from time to time.

         "Base": The Base Rate announced from time to time by Fleet National
                  Bank (or any successor in interest to Fleet National Bank). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Agent, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set. In all events, interest which is determined by reference to Base (or any successor to Base) shall be calculated on a 365/366 day year and actual days elapsed.

                                     .. 4 ..

         "Base Margin Loan": Each Revolving Credit Loan while bearing interest at the Base Margin Rate.

         "Base Margin Rate": Base.

         "Blocked Account": Is defined in Section 7:7-3.

         "Borrower": Is defined in the Preamble.

         "Borrowing Base": Is defined in Section 2:2-1(b)(ii).

         "Business Day": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts or Miami, Florida, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Agent is not open to the general public to conduct business.

         "Business Plan": Borrowers' business plan annexed hereto as EXHIBIT
                  1-1(B) and any revision, amendment, or update of such business plan, as long as such revision, amendment or update does not reflect a material change in (a) the nature of the Borrowers' business or (b) the assumptions upon which the business plan annexed as EXHIBIT 1-1 was based.

         "Capital Expenditures": The expenditure of funds or the incurrence of liabilities which must be capitalized in accordance with GAAP.

         "Capital Lease": Any lease which must be capitalized in accordance with GAAP.

         "Cash Management Conditions": Either (or both) of the following:
                           (a) A Suspension Event is extant.
                           (b) For a period of three (3) consecutive days within
                  the then most recent thirty (30) days, Collateral Availability has been less than $35 Million or Availability has been less than $25 Million.

                                     .. 5 ..

         "Change in Control": The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 20% or more of the issued and outstanding capital stock of the Parent having the right, under ordinary circumstances, to vote for the election of directors of the Parent.

         "Chattel Paper": Has the meaning given that term in the UCC.

         "Collateral": Is defined in Section 8:8-1.

         "Collateral Availability": Shall have the same meaning as Availability as defined in Section 2-1(b)(i) except that for the purposes of such calculation the definition of Borrowing Base shall be based upon subsection 2-1(b)(ii)(B) only (i.e. the Loan Ceiling shall be eliminated when making the calculation).

         "Commitment" Subject to Section 2:2-20 and subject to adjustment based upon any increase in the Loan Ceiling in accordance with Section 2-1(c) below, as follows:

--------------------------------------------------------------------------------
LENDER                                  DOLLAR                       COMMITMENT
                                        COMMITMENT                   PERCENTAGE
--------------------------------------------------------------------------------
Fleet Retail Finance Inc.               $29,000,000                  8.6567
--------------------------------------------------------------------------------
Foothill Capital Corporation            $30,000,000                  8.9552
--------------------------------------------------------------------------------
Heller Financial, Inc.                  $25,000,000                  7.4627
--------------------------------------------------------------------------------
Bank of America, N.A                    $35,000,000                  10.4478
--------------------------------------------------------------------------------
Citizens Business Credit, a             $15,000,000                  4.4776
Division of Citizens Leasing
Corporation
--------------------------------------------------------------------------------
Fleet Capital Corporation               $15,000,000                  4.4776
--------------------------------------------------------------------------------
LaSalle Business Credit, Inc.           $15,000,000                  4.4776
--------------------------------------------------------------------------------
The CIT Group/Business Credit,          $25,000,000                  7.4627
Inc.
--------------------------------------------------------------------------------

                                     .. 6 ..

--------------------------------------------------------------------------------
Congress Financial Corporation          $25,000,000                  7.4627
(Southwest)
--------------------------------------------------------------------------------
National City Commercial                $25,000,000                  7.4627
Finance, Inc.
--------------------------------------------------------------------------------
The Provident Bank                      $ 8,000,000                  2.3881
--------------------------------------------------------------------------------
Senior Debt Portfolio                   $34,000,000                  10.1493
--------------------------------------------------------------------------------
GMAC Business Credit, LLC               $23,000,000                  6.8657
--------------------------------------------------------------------------------
AmSouth Bank                            $18,000,000                  5.3731
--------------------------------------------------------------------------------
IBJ Whitehall Business Credit           $13,000,000                  3.8806
Corporation
--------------------------------------------------------------------------------

         "Concentration Account": Is defined in Section 7:7-3.

         "Consolidated": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement, or report (as appropriate) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the corporations which constitute the Parent and its Subsidiaries.

         "Cost": The calculated cost of purchases, as determined from invoices received by a Borrower and that Borrower's purchase journal or stock ledger, based upon the Borrowers' accounting practices, known to the Agent, which practices are in effect on the date on which this Agreement was executed.

         "Costs of Collection": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Agent's attorneys and all reasonable third party costs incurred by the Agent or any Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Agent or any Lender, which costs and expenses are directly or indirectly related to or in respect of the Agent's and any Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agent's Rights and Remedies and/or any of the Agent's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection

                                     .. 7 ..

                  with such efforts). Following the occurrence of any Event of Default, "Costs of Collection" also includes all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by each Lender's attorneys (including, for such purpose, the reasonably allocated cost of a Lender's in-house counsel), and all reasonable costs incurred by each Lender in connection with efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agent's Rights and Remedies. Notwithstanding the foregoing, the Agent's and each Lender's ordinary overhead expenses do not constitute "Costs of Collection". The Costs of Collection are Liabilities, and at the Agent's option may bear interest as if such had been lent, advanced, and credited by the Agent to, or for the benefit of, the Borrowers.

         "Credit Card Advance Rate": 80%

         "DDA": Any checking or other demand daily depository account maintained by any of the Borrowers.

         "Deposit Account": Has the meaning given that term in the UCC.

         "Documents": Has the meaning given that term in the UCC.

         "Dollar Commitment": As provided in the Definition of "Commitment", above.

         "EBITDA": The Borrowers' consolidated earnings before interest, taxes, depreciation, and amortization, exclusive of non-recurring non-cash charges, each as determined in accordance with GAAP.

         "Eligible Credit Card Receivables": Those amounts which from time to time are due and owing to each Borrower by its credit card processors.

         "Eligible Inventory": Such of the Borrowers' Inventory, at such locations, and of such types, character, qualities and quantities, as the Agent in its discretion (reflecting the Agent's customary practices) from time to time determines to be acceptable for borrowing , as to which Inventory, the Agent has a perfected security interest which is prior and superior to all security interests, claims, and all Encumbrances other than Permitted Encumbrances.

                                     .. 8 ..

         "Eligible Real Estate": Real Estate owned by a Borrower in fee simple title or which is subject to a ground lease reasonably acceptable to the Agent, as described on EXHIBIT 1-1(D), annexed hereto, and which satisfies each of the following conditions:

                  (a) the Agent has a perfected first-priority lien in such Real Estate for the benefit of the Lenders (subject only to Permitted Real Estate Encumbrances), and title insurance policies have been delivered to the Agent for the benefit of the Lenders, which include such endorsements, including zoning endorsements, as may be reasonably required by the Agent; and

                  (b) such Real Estate has been appraised by a third party appraiser reasonably acceptable to the Agent, at the cost of the Borrower; and

                  (c) the Agent has received an environmental site assessment of such Real Estate reasonably acceptable to the Agent; and

                  (d) such Real Estate is improved by fully constructed buildings occupied by the Borrower (except as disclosed on EXHIBIT 1-1(D), or closed in accordance with the provisions of Section 4-5(d)), and, unless otherwise provided in the Loan Documents, utilized for the operation of a retail store and corporate offices.

         To the extent that any Real Estate listed on EXHIBIT 1-1(D) does not satisfy the above requirements as of the date of this Agreement, as indicated on such Exhibit, the Agent shall agree to include such Real Estate as Eligible Real Estate at such time as the Agent reasonably determines that each of the above requirements has been satisfied.

         "Employee Benefit Plan": As defined in ERISA.

         "Encumbrance": Any security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an

                                     .. 9 ..

                  interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

         "End Date": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of any Lender to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

         "Environmental Laws": All of the following:
                                            (a) Any and all federal, state,
                  local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulate or relate to, or impose any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.
                                            (b) The common law relating to
                  damage to Persons or property from Hazardous Materials.

         "ERISA": The Employee Retirement Security Act of 1974, as amended.

         "ERISA Affiliate": Any Person which is under common control with the Borrowers within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrowers and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "Eurodollar Business Day": Any day which is both a Business Day and a day on which the principal market in Eurodollars in which Fleet National Bank participates is open for dealings in United States Dollar deposits.

         "Eurodollar Loan": Any Revolving Credit Loan which bears interest at a
                  Eurodollar Rate.

         "Eurodollar Margin":       (a) Through January 31, 2001: 225 basis
                           points.
                                    (b) Commencing February 1, 2001 and on the
                           first day of each fiscal quarter thereafter, the Eurodollar Margin shall be reset (commencing with the Business Day after the Agent's receipt of the Pricing Certificate (Section 5:5- 6(b)) for loans initiated on or after the date when so set, that is to say Eurodollar

                                    .. 10 ..

                           contracts in effect at the time of
                           increases/decreases in margin will remain at the margin originally utilized when the contract was opened. The margin in effect at a given time will apply to contracts opened at that time, and shall be based upon the following pricing grid.

                         EURODOLLAR MARGIN PRICING GRID
----------------------------------------------------------
TIER         AVERAGE QUARTERLY                  MARGIN
             AVAILABILITY,  FOR                 (BASIS
             PRECEDING FISCAL                   POINTS)
             QUARTER
----------------------------------------------------------
I            average quarterly                  175
             Availability of greater than
             or equal to $95 Million
----------------------------------------------------------
II           average quarterly                  200
             Availability of greater than
             or equal to $60 Million and
             less than $95 Million
----------------------------------------------------------
III          average quarterly                  225
             Availability of less than $60
             Million
----------------------------------------------------------

The calculation of the average quarterly Availability, as set forth above, shall be set forth in the Pricing Certificate and shall be confirmed by the Agent based upon the following calculation:

                       Numerator: the sum of the dollar amounts of the actual
                               daily Availability for each calendar day of the prior fiscal quarter of the Borrower
                        -------------------------------------------
                       Denominator: the actual number of calendar days in the
                               same prior fiscal quarter of the Borrower

         "Eurodollar Offer Rate": That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Agent to be the prevailing rate per annum at which deposits in U.S. Dollars are offered to Fleet National Bank, by first-class banks in the Eurodollar market in which Fleet National Bank participates at or about 10:00AM (Boston Time) Two (2) Eurodollar Business Days before the first day of the Interest Period for the subject Eurodollar Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

                                    .. 11 ..

         "Eurodollar Rate": That per annum rate (calculated on a 360 day year and actual days elapsed) which is the aggregate of the Eurodollar Offer Rate plus the Eurodollar Margin except that, in the event that it is determined by the Agent that any Lender may be subject to the Reserve Percentage, the "Eurodollar Rate" shall mean, with respect to any Eurodollar Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Eurodollar Loans thereafter made, an interest rate per annum equal to the sum of (a) plus (b), where:

                      (a) is the decimal equivalent of the following fraction:

                                               Eurodollar Offer Rate
                                               ---------------------
                                            1 minus Reserve Percentage

                      (b) the applicable Eurodollar Margin.

         "Events of Default": Is defined in Article 10:. Each reference herein to an "Event of Default" is to an Event of Default not then duly waived by the Agent in the manner prescribed in Section 14:14-4(b). In the event of such due waiver, the so-waived Event of Default shall be deemed never to have occurred (other than with respect to any Costs of Collection incurred by any Lender prior to such waiver).

         "Existing Agreement": Is defined in the Recitals hereto.

         "Fair Market Value": As to any Eligible Real Estate, the price at which a willing seller would sell and a willing buyer would buy such Eligible Real Estate in an arm's length transaction, without time constraints, having reference to factors including but not limited to prices paid for comparable properties, cash flow, earnings, and prospects for future earnings and cash flow. The fair market value of the Eligible Real Estate is set forth in a separate letter between the Borrower and the Agent as of the date hereof, and may hereafter be determined from time to time in accordance with an independent appraisal reasonably acceptable to the Agent obtained as set forth in
                  Section 5-9(d) hereof.

         "Federal Funds Effective Rate": For any day, a fluctuating per annum interest rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on that date (or on the then next succeeding Business Day, if not one) by the

                                    .. 12 ..

                  Federal Reserve Bank of New York, provided that if such a rate is not so published for a day which is a Business Day, Federal Funds Effective Rate shall be the average of quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         "Fiscal Year": The Borrowers' fiscal year ending in the January which follows the year in question (e.g. "Fiscal Year 1999" refers to the Borrowers' fiscal year ending in January, 2000).

         "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Agent, the Lead Borrower shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Parent's chief financial officer, on which the effect of such Material Accounting Change to the statement with which provided shall be described.

         "Hazardous Materials": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

         "Indebtedness": All indebtedness and obligations of or assumed by any
                  Person on account of or in respect to any of the following:
                           (a) In respect of money borrowed (including any
                  indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.
                           (b) In connection with any letter of credit or
                  acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).
                           (c) In connection with the sale or discount of
                  accounts receivable or chattel paper of such Person.

                                    .. 13 ..

                           (d) On account of deposits or advances.
                           (e) As lessee under Capital Leases.
                   "Indebtedness" also includes:
                                    (x) Indebtedness of others secured by an
                           Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.
                                    (y) Any guaranty, endorsement, suretyship or
                           other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.
                                    (z) The Indebtedness of a partnership or
                           joint venture in which such Person is a general partner or joint venturer, for which indebtedness any Borrower is liable.

         "Indemnified Person": Is defined in Section 14:14-11.

         "Interest Payment Date": With reference to:
                           (a) Each Eurodollar Loan: (i) Having an Interest
                  Period of one, two or three months, the last day of the Interest Period relating thereto; the Termination Date, and the End Date; (ii) Having an Interest Period of six months, the last day of the third month of such Interest Period, the last day of the Interest Period, the Termination Date and the End Date.
                           (b) Each Base Margin Loan: the first day of each
                  month; the Termination Date; and the End Date.

         "Interest Period": (a) With respect to each Eurodollar Loan: Subject to
                  Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, such Eurodollar Loan and ending on the day which corresponds numerically to such date, one, two, three or six months thereafter, as the Lead Borrower may elect by notice to the Agent.

                           (b) With respect to each Base Margin Loan: Subject to
                  Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Eurodollar Loan, as the Lead Borrower may elect by notice to the Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrowers.

                           (c) The setting of Interest Periods is in all
                  instances subject to the following:

                                    .. 14 ..

                                    (i) Any Interest Period for a Base Margin
                           Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.
                                    (ii) Any Interest Period for a Eurodollar
                           Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.
                                    (iii) Subject to Subsection (v), below, any
                           Interest Period applicable to a Eurodollar Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.
                                    (iv) Any Interest Period which would
                           otherwise end after the Termination Date shall end on the Termination Date.
                                    (v) No Interest Period applicable to a
                           Eurodollar Loan may be less than one (1) month.
                                    (vi) The number of Interest Periods
                           applicable to Eurodollar Loans in effect at any one time is subject to Section 2-9 hereof.

         "Inventory": Means "inventory" as defined in the UCC and also all:
                  packaging, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrowers; goods of said description in transit: returned, repossessed and rejected goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

         "Inventory Advance Rate" : (a) 67.5% from the fiscal months January through September, inclusive, of each fiscal year of the Borrower.

                                    (b) 70% from the fiscal months of October
                  through December, inclusive, of each fiscal year of the Borrower.

         "Inventory L/C" Any documentary L/C issued by the Issuer for the account of a Borrower for the purchase of Inventory, the expiry of which L/C is less than 61 days in the future, where any documents which are issued with respect to the underlying Inventory names the

                                    .. 15 ..

                  Issuer as consignee or over which the Issuer has control.

          Inventory Reserves": Such Reserves as may be established from time to time by the Agent in the Agent's discretion (subject to Section 2:2-2) with respect to the determination of a change in the saleability, at retail, of the Eligible Inventory or a change in such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on changes in the following:
                                    (i)     Obsolescence (determined based upon
                                            Inventory on hand beyond a given
                                            number of days).
                                    (ii)    Seasonality.
                                    (iii)   Shrinkage (based upon the actual
                                            amounts as reflected on the
                                            Borrowers' stock ledger).
                                    (iv)    Imbalance.
                                    (v)     Inventory character.
                                    (vi)    Inventory composition
                                    (vii)   Inventory mix.
                                    (viii)  Markdowns (both permanent and point
                                            of sale)
                                    (ix)    Retail markons and markups
                                            inconsistent with prior period
                                            practice and performance; industry
                                            standards; current business plans;
                                            or advertising calendar and planned
                                            advertising events.
                                    (x)     Return to Vendors (based upon the
                                            actual amounts reflected in the
                                            Borrowers' stock ledger).
                                    (xi)    Damage (based upon the actual
                                            amounts reflected in the Borrowers'
                                            stock ledger).

         "Issuer": The issuer of any L/C.

         "KMart": Kmart Corporation, a Michigan corporation.

         "KMart Agreement": The Lease Guaranty, Indemnification and
                  Reimbursement Agreement dated as of November 23, 1994 between KMart and the Parent, as amended.

         "KMart Condition Precedent": The execution and delivery of a written agreement between KMart and the Agent (and the Borrowers, if requested by Agent), in form and substance

                                    .. 16 ..

                  satisfactory to Agent, which agreement must provide, among other things, for the following:
                  (a) the provision of written notice by KMart to Agent notifying the Agent of the occurrence of any event which constitutes a breach of, or an "Event of Default" within the meaning of, the KMart Agreement at or prior to the time that any such notice is furnished to any of the Borrowers.
                  (b) the opportunity (but not the obligation) for the Agent, at its option, to cure any "Losses" or other breaches of, or "Events of Default" within the meaning of, the KMart Agreement.
                  (c) the unrestricted, commercially reasonable use by (x) the Agent (including, without limitation, its successors and assigns) in connection with its exercise of its rights and remedies upon default or
                           (y) those to whom the Agent disposes of the Collateral following the occurrence of an Event of Default hereunder, or (z) any third party lender which makes a loan or otherwise extends credit to the Borrowers where the principal amount of same is used to refinance the Liabilities hereunder, of those "Premises" within the meaning of the KMart Agreement, as the Agent or such person may determine to be appropriate, including, without limitation, with respect to the sale or other disposition of Collateral thereupon.
                  The KMart Condition Precedent shall not be deemed satisfied until such time as the Agent notifies the Lead Borrower in writing that said written agreement between the Agent and KMart (and the Borrowers if requested by Agent) has been duly executed and delivered by all parties thereto to the satisfaction of the Agent.

         "KMart Default": The occurrence of any event which constitutes a breach of, or an "Event of Default" within the meaning of, the KMart Agreement or which, solely with the giving of any requisite notice, would constitute an "Event of Default" within the meaning of the KMart Agreement, or which, with the passage of time and/or the incurrence of a loss by KMart on account thereof would give KMart the right to exercise any remedy to which KMart is or may become entitled under the KMart Agreement. An occurrence may constitute a "KMart Default" notwithstanding that KMart has not taken any action on account of such occurrence. Upon the satisfaction of the KMart Condition Precedent (but not otherwise) the definition hereunder of a KMart Default shall be amended to read as follows:

                           The occurrence of any event which constitutes a breach of, or an "Event of

                                    .. 17 ..

                           Default" within the meaning of, the KMart Agreement; provided, however, that: (i) KMart has provided a notice of such breach of, or "Event of Default" within the meaning of, the KMart Agreement, and (ii) the occurrence of any event which constitutes such breach of, or "Event of Default" within the meaning of, the KMart Agreement affords KMart with rights and remedies under the KMart Agreement which, in the aggregate, relate in any way to more than Five (5) Premises (as defined in the KMart Agreement) during any one (1) calendar year. The Lead Borrower in all events shall make timely arrangements reasonably satisfactory to the Agent for the relocation of Collateral from any such Premises to a location otherwise permitted under this Agreement.

         "L/C": Any letter of credit, the issuance of which is procured by the Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

         "L/C Landing Costs": To the extent not included in the Stated Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to "land" the Inventory, the purchase of which is supported by such L/C.

         "Landlord State": Those States listed on EXHIBIT 4:4-5(c)(2), annexed hereto.

         "Lead Borrower": Is defined in the Preamble.

         "Lease": Any lease or other agreement, no matter how styled or structured, pursuant to which any of the Borrowers is entitled to the use or occupancy of any space.

         "Leasehold Interest": Any interest of the Borrowers as lessee under any Lease.

         "Lenders": Defined in the Preamble to this Agreement

         "Liabilities" (in the singular, "Liability"):Means all and each of the following which arises out of this or any of the other Loan Documents, whether now existing or hereafter arising:
                           (a) Any and all direct and indirect liabilities,
                  debts, and obligations of the Borrowers to the Agent or any Lender, each of every kind, nature, and description.
                           (b) Each obligation to repay any loan, advance,
                  indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrowers to the Agent or

                                    .. 18 ..

                  any Lender (including all future advances whether or not made pursuant to a commitment by the Agent or any Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Agent or any Lender may hold against the Borrowers.
                           (c) All notes and other obligations of the Borrowers
                  now or hereafter assigned to or held by the Agent or any Lender, each of every kind, nature, and description.
                           (d) All interest, fees, and charges and other amounts
                  which may be charged by the Agent or any Lender to the Borrowers and/or which may be due from the Borrowers to the Agent or any Lender from time to time.
                           (e) All costs and expenses incurred or paid by the
                  Agent or any Lender in respect of any agreement between the Borrowers and Agent or any the Lender or instrument furnished by the Borrowers to the Agent or any Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).
                           (f) Any and all covenants of the Borrowers to or with
                  the Agent or any Lender and any and all obligations of the Borrowers to act or to refrain from acting in accordance with any agreement between the Borrowers and the Agent or any Lender or instrument furnished by the Borrowers to the Agent or any Lender.
                           (g) Each of the foregoing as if each reference to the
                  "Agent or any Lender" therein were also to each Affiliate of the Agent or any Lender.

         "Line (Unused) Fee": Is defined in Section 2:2-12.

         "Loan Account": Is defined in Section 2:2-7.

         "Loan Ceiling": $335,000,000.00.

         "Loan Documents": This Agreement, each instrument and document executed and/or delivered as contemplated by Article 3:, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby, including, without limitation, any transaction which arises out of any cash management, depository, or letter of credit, provided by the Agent or any Lender or any Affiliate of the Agent or any Lender on account of or in respect to the

                                    .. 19 ..

                  arrangements contemplated herein, as each may be amended from time to time.

         "Local DDA": Those local demand depository accounts maintained by one or more of the Borrowers for specified purposes, all as particularly detailed in EXHIBIT 1-1(C) annexed hereto, as such exhibit may be amended from time to time by the Borrowers.

         "Material Accounting Change": Any change in GAAP applicable to accounting periods subsequent to the Borrowers' Fiscal Year most recently completed prior to the execution of this Agreement, which change has a material effect on the Borrowers' financial condition or operating results, as reflected on financial statements and reports prepared by or for the Borrowers, when compared with such condition or results as if such change had not taken place.

         "Material Adverse Change": Any event, fact, circumstance, change in, or effect on, the business of, any Borrower which, individually or in the aggregate or on a cumulative basis with any other circumstances, changes in, or effects on, the Borrowers or the Collateral, taken as a whole which:
                           (a) Is, or would reasonably be expected to be,
                  materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), results of operations or the financial condition of any Borrower.
                           (b) Would reasonably be expected to materially
                  adversely affect the ability of the Borrowers taken as a whole to operate or conduct business in all material respects in the manner in which they are currently operated or conducted by the Borrowers taken as a whole or to perform their obligations under the Loan Documents .
                           (c) Would reasonably be expected to have a material
                  adverse effect or result in an adverse change in the value, enforceability, collectability or the nature of the Collateral.

         "Material Adverse Effect": A result, consequence, or outcome which constitutes a Material Adverse Change.

         "Maturity Date": September 30, 2003.

         "Net Proceeds" : The proceeds received by any Borrower on account of any sale and leaseback transaction engaged in by that Borrower or mortgaging of any of the real

                                    .. 20 ..

                  estate of that Borrower, net, in each instance, of the costs of such transaction.

         "Operating Account": Is defined in Section 7:7-3.

         "Parent": Defined in the Preamble.

         "Participant": Is defined in Section 14:14-14, hereof.

         "Payment Intangibles": All general intangibles (as defined in the UCC) which consist of rights to payment from third parties on account of the sale of Inventory, including, without limitation, all rights to payment from any credit card issuer or processor.

         "Permitted Encumbrances": The following:
                           (a) Encumbrances in favor of the Agent.
                           (b) Those Encumbrances (if any) listed on EXHIBIT
                  4:4-6, annexed hereto.
                           (c) Liens securing the payment of taxes, either not
                  yet overdue or the validity of which are being contested as permitted by Section 4:4-14(d); non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrowers' business to the extent: such liens secure indebtedness which is not overdue or such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers, in each instance prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on the Borrowers' books (provided, however, the inclusion of any of the foregoing as "Permitted Encumbrances" shall not affect their respective relative priorities vis a vis the security interests created herein), zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property.
                           (d) Deposits under workmen's compensation,
                  unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business.
                           (e) Landlord's liens by operation of law where
                  waivers have not been obtained.

                                    .. 21 ..

         "Permitted Investment": An investment which fulfills any of the following numbered criteria:
                                    (1) Debt entitled to the full faith and
                           credit of the United States with maturities not to exceed ninety-one (91) days.
                                    (2) Banker's Acceptances, savings accounts,
                           "Repo's", or Certificates of Deposit entitled to the full faith and credit of the Agent or any bank whose most senior debt has been assigned an investment grade credit rating by a nationally recognized credit rating service.
                                    (3) Commercial Paper rated A-2/P-2 or
                           better.
                                    (4) Money market funds (so-called) whose
                           investments are limited to those investments described in (1) through and including (3) of this Definition, or which otherwise comply with the risk limiting conditions of Rule 2a-7 under the Investment Company Act of 1940, as amended.

         "Permitted Real Estate Encumbrances": Any of the following:
                  (a) Encumbrances for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrowers in accordance with GAAP.

                  (b) Carrier's, warehousemen's, mechanics', material men's, repairmen's or similar Encumbrances arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrowers in accordance with GAAP.

                  (c) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature in the ordinary course of business.

                  (d) Easements, rights of way, restrictions and other similar encumbrances described on the Title Policies furnished to the Agent on the date hereof, as listed on EXHIBIT 1-1(A), annexed hereto, and such other easements, rights of way, restrictions and other similar encumbrances that do not adversely affect the

                                    .. 22 ..

                           use or development of the Real Estate.

         "Permitted Repurchases": Defined in Section 4:4-19(b).

         "Person": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "Pricing Certificate": Defined in Section 5:5-6(b).

         "Proceeds": Includes, without limitation, "Proceeds" as defined in the UCC (defined below), and each type of property described in
                  Section 8:8-1 hereof.

         "Real Estate": The land, together with the buildings, structures, parking areas, and other improvements thereon, owned in fee by the Borrower or subject to a ground lease in favor of the Borrower (or guarantor acceptable to the Agent), as described on EXHIBIT 1-1(D), annexed hereto, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

         "Real Estate Advance Rate": Fifty percent (50%).

         "Real Estate Cap": Twenty-five percent (25%) of the sum of the amounts set forth in Subsections 2-1(b)(ii)(B)(I)(II) and (III), below.

         "Receipts": All Payment Intangibles, cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

         "Receivables Collateral": That portion of the Collateral which consists of the Borrowers' Accounts, Accounts Receivable, Chattel Paper, and Payment Intangibles.

         "Related Entity": (a) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, Subsidiary or Affiliate of any Borrowers; could have such enterprise's tax returns or financial statements consolidated with the Borrowers'; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which any Borrower is a

                                    .. 23 ..

                  member; controls or is controlled by any Borrower or by any Affiliate of any Borrower.
                           (b)     Any Affiliate.

         "Requirement of Law": As to any Person:
                           (a)(i) All statutes, rules, regulations, orders, or
                  other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

                           (b) That Person's charter, certificate of
                  incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

         "Reserve Percentage": The decimal equivalent of that rate applicable to a Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Eurodollar Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

         "Reserves": All (if any) Availability Reserves and Inventory Reserves.

         "Revolving Credit": Is defined in Section 2:2-1.

         "Revolving Credit Note": Is defined in Section 2:2-8.

         "Revolving Credit Loan": A term of convenience which refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period. (See
                  Section 2:2-10(c)).

                                    .. 24 ..

         "SEC": The Securities and Exchange Commission.

         "Stated Amount": The maximum amount for which an L/C may be honored.

         "Subsidiary" or "Subsidiaries": (a) Any corporation or limited liability company of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors or membership interests is owned or controlled, directly or indirectly, by a Person and/or by one or more of its Subsidiaries, and (b) any partnership in which a Person and/or one or more Subsidiaries of such Person shall have a general partnership interest or any other interest (whether in the form of voting or participation in profits or capital contribution), in each case, of more than fifty percent (50%).

         "Suspension Event": Any occurrence, circumstance, or state of facts which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

         "Termination Date": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10:10-12 hereof; or (c) date set by notice by the Agent to the Lead Borrower, which notice sets the Termination Date on account of the occurrence of any Event of Default other than as described in
                  Section 10:10-12 hereof; or (d) that date (which shall be a Business Day which is not less than Ten (10) Business Days after the date when notice is given) set by irrevocable written notice by the Lead Borrower to the Lender.

         "UCC": The Uniform Commercial Code as presently in effect in New York.

ARTICLE 2: - THE REVOLVING CREDIT:

         2-1.     Establishment of  Revolving Credit.
                  (a) The Lenders hereby establish a revolving line of credit (the "Revolving Credit") in the Borrowers' favor pursuant to which each Lender, subject to, and in accordance with, this Agreement, acting through the Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein, in each instance equal to that Lender's Commitment Percentage of Availability, up to the maximum amount of that Lender's Dollar

                                    .. 25 ..

Commitment. The amount available for borrowing under the Revolving Credit shall be determined by the Agent by reference to Availability, as determined by the Agent from time to time.

                  (b) As used herein, the following terms have the following meanings:
                           (i) "Availability" refers at any time to the result of the following:
                                    (A)     Borrowing Base.
                                    Minus
                                    (B)     The then unpaid principal balance of
                                            the Loan Account.
                                    Minus
                                    (C)     The then Stated Amount of all then
                                            outstanding L/C's.
                                    Plus
                                    (D)     35% of the  then Stated Amount of
                                            all then outstanding Inventory
                                            L/C's.
                           (ii) "Borrowing Base" refers at any time to the lesser of 2:2-1(b)(ii)(A) or
                                    2:2-1(b)(ii)(B), as follows, provided that in no event shall the amount advanced pursuant to Section 2:2-1(b)(ii)(B)(IV) exceed twenty percent (20%) of the total Borrowing Base:
                                    (A)     is the Loan Ceiling.
                                    (B)     is the result of the following:
                                            (I)      The Credit Card Advance
                                                     Rate multiplied by the
                                                     aggregate face amount of
                                                     Eligible Credit Card
                                                     Receivables.
                                            Plus
                                            (II)     The lesser of (i) the
                                                     Inventory Advance Rate
                                                     multiplied by the Cost of
                                                     Eligible Inventory (net of
                                                     Inventory Reserves), or
                                                     (ii) that percentage
                                                     determined by the Agent
                                                     which is 85% of the
                                                     appraised value of Eligible
                                                     Inventory, which appraised
                                                     value shall be determined
                                                     as a percentage of the
                                                     total Cost of Eligible
                                                     Inventory.
                                            Minus
                                            (III)    The then aggregate of the
                                                     Availability Reserves.
                                            Plus
                                            (IV)     the lesser of (i) the Fair
                                                     Market Value of Eligible
                                                     Real Estate multiplied by
                                                     the Real Estate Advance
                                                     Rate, or (ii) the Real
                                                     Estate Cap.
                  (c) Availability shall be based upon Borrowing Base Certificates furnished as

                                    .. 26 ..

provided in Section 5:5-4 hereof.
                  (d) The proceeds of borrowings under the Revolving Credit shall be used solely for the following purposes:
                           (i) For on-going working capital requirements of the Borrowers.
                           (ii)     For Permitted Repurchases.
                           (iii)    General corporate purposes.

         2-2.     Initial Reserves. Changes to Reserves.
                  (a) At the execution of this Agreement, the only Reserves are as follows:
                           (i) Inventory Reserves: As reflected on the initial Borrowing Base Certificate furnished to the Agent.
                           (ii) Availability Reserves: As reflected on the initial Borrowing Base Certificate furnished to the Agent.
                  (b) Subject to Section 2:2-2(c), the Agent shall provide not less than five Business Days prior notice to the Lead Borrower of the establishment of any Reserve (other than those established at the execution of this Agreement), or change to a then existing Reserve.
                           (i)      The establishment or change to any
         Availability Reserve shall be based on objectively determinable criteria and data as set forth in the Definition of "Availability Reserve".
                           (ii) The establishment or change to any Inventory Reserve shall be based on those criteria which the Agent, acting in a commercially reasonable manner, determines to be those which an inventory appraiser would customarily apply to determine the liquidation value of Inventory of types similar to those of the Borrowers.

                  (c) In the event that the establishment or change to any Reserve would impose an immediate payment obligation on the Borrowers pursuant to Section 2:2-9(b) (which requires the Borrowers to pay the Agent that amount, from time to time, which is necessary so that the unpaid balance of the Loan Account does not exceed the Borrowing Base), such establishment or change shall not take place until the earlier of (x) five (5) Business Days after such change or establishment otherwise would take place or (y) that date on which such change or establishment would not so impose an immediate payment obligation.

                  (d) In the event that the establishment or change to any Inventory Reserve as and when provided in this Section 2-2 would impose an immediate payment obligation on the Borrowers pursuant to Section 2:2-9(b) (which requires the Borrowers to pay the Agent that amount, from time to time, which is necessary so that the unpaid balance of the Loan Account does not exceed the Borrowing Base), and the Borrowers: (x) are either unable or unwilling to satisfy the immediate payment obligation imposed pursuant to
Section 2-9(b) and (y) have notified the Agent prior to the date required for payment

                                    .. 27 ..

(as set forth in Section 2-2(c) above), that the Borrowers reasonably and in good faith have determined that the Agent's establishment or change to any Inventory Reserve is unreasonable and/or unwarranted based on the Borrowers' belief as to the appraised value of the Eligible Inventory ( which appraised value shall be determined as a percentage of the total Cost of the Eligible Inventory), then the determination of the applicability of any changes in such Inventory Reserves shall be based upon the results of an appraisal of the Eligible Inventory. If the Agent has obtained an appraisal within the thirty
(30) day period prior to the effective date of the establishment or change to any Inventory Reserve and such appraisal supports the Inventory Reserves required by the Agent no further appraisal shall be required hereunder and Borrowers' failure to make any payment required pursuant to Section 2-2(c) shall be an Event of Default. If no appraisal was performed during the prior thirty
(30) day period a new appraisal of the Eligible Inventory shall be performed (at the sole cost and expense of the Borrowers and as otherwise provided in this Agreement) as expeditiously as is reasonably practicable to enable the Agent to determine and otherwise confirm whether the Agent's establishment or change to any Inventory Reserve was reasonable and warranted. The Agent and the Borrowers further acknowledge and agree as follows:
                           (i) Pending completion of an appraisal under this
                  Section 2-2(d) or payment by the Borrowers of any amount required pursuant to Section 2-2(c) on account of the Agent's establishment or change to the Inventory Reserve (either upon completion of such appraisal or prior thereto), a Suspension
                  Event shall be deemed to have occurred and to be continuing.
                           (ii) In the event that the Agent reasonably
                  determines (based upon the results of an appraisal under this
                  Section 2-2(d)) that the establishment or change to any Inventory Reserve should be removed or otherwise adjusted in favor of the Borrowers (with the result that the provisions of Section 2-9(b) would no longer require the Borrowers to make any payment in order for the unpaid balance of the Loan Account to not exceed the Borrowing Base, or if in the event of a partial adjustment in favor of the Borrowers and the Borrowers make any payment then required pursuant to Section 2- 2(c)), then the Agent shall so remove or adjust the Inventory Reserve and the Suspension Event shall be deemed to be cured.
                           (iii) In the event that the Agent reasonably determines (based upon the results of an appraisal under this Section 2-2(d)) that the Agent's prior decision concerning the establishment or changes to the Inventory Reserves was reasonable and warranted, and the Borrowers (after notice by Agent to the Borrowers of such determination) make immediate payment required pursuant to Section 2-9(b) on account of the Agent's establishment or change (or further change, based upon the results of such appraisal) to the Inventory Reserve, then the Suspension Event shall be deemed to be cured.

                                    .. 28 ..

                           (iv) In the event that the Agent reasonably determines (based upon the results of an appraisal under this Section 2-2(d)) that the Agent's prior decision concerning the establishment or changes to the Inventory Reserves was reasonable and warranted, and the Borrowers (after notice by Agent to the Borrowers of such determination) fail to make immediate payment required pursuant to
         Section 2-9(b) on account of the Agent's establishment or change (or further change, based upon the results of such appraisal) to the Inventory Reserve, then the occurrence of such event shall constitute an Event of Default.

         2-3. Advances in Excess of Borrowing Base. No Lender has any obligation to make any loan or advance, or otherwise to provide any credit for the benefit of the Borrowers such that aggregate of the balance of the Loan Account plus the stated amount of all then outstanding L/C's exceeds the Borrowing Base. The making of loans, advances, and credits and the providing of financial accommodations in excess of the Borrowing Base is for the benefit of the Borrowers and does not affect the obligations of the Borrowers hereunder; such loans, advances, credits, and financial accommodations constitute Liabilities. The making of any such loans, advances, and credits and the providing of financial accommodations, on any one occasion such that the Borrowing Base is exceeded shall not obligate any Lender to make any such loans, credits, or advances or to provide any financial accommodation on any other occasion or to permit such loans, credits, or advances to remain outstanding.

         2-4. Risks of Value of Collateral. The Agent's reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Agent or any Lender relative to the actual value of the asset in question. All risks concerning the collectability of the Receivables Collateral and the saleability of the Borrowers' Inventory are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Agent or by any Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

         2-5.     Loan Requests.
                  (a) Subject to the provisions of this Agreement, a loan or advance under the Revolving Credit duly and timely requested by the Lead Borrower shall be made pursuant hereto, provided that:
                           (i)      Borrowing Base will not be exceeded; and
                           (ii) The Revolving Credit has not been suspended as provided in Section 2:2-5(g).

                                    .. 29 ..

                  (b) Subject to the provisions of this Agreement, the Lead Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to that Revolving Credit Loan by giving the Agent written or telephone notice (confirmed in writing in the form of EXHIBIT 2:2-5(b)) no later than the following:
                           (i) If such Revolving Credit Loan is to be or is to be converted to a Base Margin Loan: By Noon on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Borrowers, other than those resulting from the conversion of a Eurodollar Loan, shall not be less than $10,000.00.
                           (ii) If such Revolving Credit Loan is to be, or is to be continued as, or converted to, a Eurodollar Loan: By 1:00PM on the third Eurodollar Business Day before the end of the then applicable Interest Period. Eurodollar Loans and conversions to Eurodollar Loans shall each be not less than $1,000,000.00 and in increments of $500,000.00 in excess of such minimum.
                           (iii) Any Eurodollar Loan which matures while a Suspension Event is extant shall be converted, at the option of the Agent, to a Base Margin Loan notwithstanding any notice from the Lead Borrower that such Loan is to be continued as a Eurodollar Loan.
                  (c) Any request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Eurodollar Business Day, as applicable. Each request for a Revolving Credit Loan or for the conversion of a Revolving Credit Loan shall be made in such manner as may from time to time be acceptable to the Agent.
                  (d) The Lead Borrower may request that the Agent cause the issuance of L/C's for the account of the Borrowers as provided in Section 2:2-15.
                  (e) The Agent may rely on any request for a loan or advance, or other financial accommodation under the Revolving Credit which the Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Agent's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Agent.
                  (f) A request by the Lead Borrower for a loan or advance, or other financial accommodation under the Revolving Credit shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:
                           (i) There has been no material adverse change in the Borrowers' Consolidated financial condition from the most recent financial information furnished Agent or any Lender pursuant to this Agreement.
                           (ii) Each Borrower is in compliance with, and has not breached any of, its

                                    .. 30 ..

         covenants contained in this Agreement.
                           (iii) To the extent necessary, all or a portion of any loan or advance so requested will be used by the Borrowers to cover all of the Borrowers' obligations for sales tax on account of sales since the then most recent borrowing pursuant to the Revolving Credit.
                           (iv) Each representation which is made herein or in any of the Loan Documents (defined below) is then true and complete in all material respects as of and as if made on the date of such request (unless such representation relates to an earlier date, in which event, such representation shall be true as of such earlier date).
                           (v) No Suspension Event is then extant.
                  (g) Upon the occurrence from time to time of any Suspension
Event:
                           (i) The Agent may suspend the Revolving Credit immediately.
                           (ii) Neither the Agent nor any Lender shall be obligated, during such suspension, to make any loans or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.
                           (iii) The Agent may suspend the right of the Lead Borrower to request any Eurodollar Loan or to convert any Base Margin Loan to a Eurodollar Loan.

         2-6.     Making of Loans Under Revolving Credit.
                  (a) A loan or advance under the Revolving Credit shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Lead Borrower.
                  (b) A loan or advance shall be deemed to have been made under the Revolving Credit (and the Borrowers shall be indebted to the Agent for the amount thereof immediately) at the following:
                           (i) The Agent's initiation of the transfer of the proceeds of such loan or advance in accordance with the Lead Borrower's instructions (if such loan or advance is of funds requested by the Lead Borrower).
                           (ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).
                  (c) Except where there has been gross negligence or wilful misconduct on the part of the Agent which directly results in any of the following, there shall not be any recourse to or liability of the Agent or any Lender, on account of:

                           (i) Any delay in the making of any loan or advance requested under the Revolving Credit.
                           (ii) Any delay in the proceeds of any such loan or advance constituting collected funds.

                                    .. 31 ..

                           (iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly initiated by the Agent in accordance with wire instructions provided to the Agent by the Borrowers.

         2-7.     The Loan Account.
                  (a) An account ("Loan Account") shall be opened on the books of the Agent. A record shall be kept in the Loan Account of all loans made under or pursuant to this Agreement and of all payments thereon.
                  (b) The Agent shall also keep a record (either in the Loan Account or elsewhere, as the Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed the Agent and each Lender on account of the Liabilities and of all credits against such amounts so owed.
                  (c) All credits against the Liabilities shall be conditional upon final payment to the Agent for the Account of each Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against Agent or any Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.
                  (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which the Borrowers are obligated hereunder are payable on demand. In the determination of Availability, the Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.
                  (e) The Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, or other payment to which the Agent or any Lender is entitled from the Borrowers pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in Borrowing Base's being exceeded. Such action on the part of the Agent shall not constitute a waiver of the Agent's rights and Borrowers' obligations under Section 2:2-9(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2:2-7(e) shall bear interest , subject to Section 2:2-10(f), at the Base Margin Rate.
                  (f) Any statement rendered by the Agent or any Lender to the Borrowers concerning the Liabilities, in the absence of manifest error, shall be considered correct and accepted by the Borrowers and shall be conclusively binding upon the Borrowers unless the Lead Borrower provides the Agent with written objection thereto within forty five (45) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. In the absence of

                                    .. 32 ..

manifest error, the Loan Account and the Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

         2-8.     The Revolving Credit Notes. The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "Revolving Credit Note") in the form of EXHIBIT 2:2-8, annexed hereto, executed by the Borrowers, one payable to each Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. In the event that any Revolving Credit Note is ever lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Agent.

         2-9.     Payment of The Loan Account.
                  (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date. Such payments shall be applied first to Base Margin Loans and only then to Eurodollar Loans.
                  (b) The Borrowers, without notice or demand from the Agent or any Lender, shall pay the Agent that amount, from time to time, which is necessary so that the unpaid balance of the Loan Account does not exceed the Borrowing Base. Such payments shall be applied first to Base Margin Loans and only then to Eurodollar Loans.
                  (c) Unless otherwise instructed by the Lead Borrower, the Agent shall endeavor to cause those application of payments (if any), pursuant to Sections 2:2-9(a) and 2:2-9(b) against Eurodollar Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor liability on account of the Agent's failure to have done so. In no event shall action or inaction taken by the Agent excuse the Borrowers from any indemnification obligation under Section 2:2-9(e).
                  (d) The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.
                  (e) Upon the written request of the Agent, the Borrowers shall indemnify each Lender and hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) which such Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:
                           (i) Default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans.

                                    .. 33 ..

                           (ii) Default by the Borrowers in making a borrowing or conversion after the Lead Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another.
                           (iii) The making of any payment on a Eurodollar Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans as "breakage fees" (so-called).

         2-10.    Interest Rates.
                  (a) Each Revolving Credit Loan shall bear interest at the Base Margin Rate (determined based on a 365/366 day year) unless timely notice is given (as provided in Section 2:2-5(a)) that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted to, a Eurodollar Loan.
                  (b) Each Revolving Credit Loan which consists of a Eurodollar Loan shall bear interest at the applicable Eurodollar Rate (determined based on a 360 day year and actual days elapsed).
                  (c) Subject to the provisions hereof, the Lead Borrower, by notice to the Agent, may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Eurodollar Rate as specified from time to time by the Lead Borrower. For ease of reference and administration, each part of the Loan Account which bears interest at the same interest and for the same Interest Period is referred to herein as if it were a separate "Revolving Credit Loan".
                  (d) The Lead Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that, in addition to interest at the Base Margin Rate, there are more than six (6) Eurodollar Rates applicable to the Revolving Credit Loans at any one time.
                  (e) The Borrowers shall pay accrued and unpaid interest on each Revolving Credit Loan in arrears as follows:
                           (i) On the applicable Interest Payment Date for that Revolving Credit Loan.
                           (ii)  On the Termination Date and on the End Date.
                           (iii) Following the occurrence of any Event of Default, with such frequency as may be determined by the Agent.
                  (f) Following the occurrence of any Event of Default (and whether or not the Agent exercises the Agent's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Agent, at the rate which is the aggregate of the Base Margin Rate plus Two Percent (2%) per annum.

                                    .. 34 ..

         2-11.    Agent's Fee. In addition to any other fee or expense paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Agent an Agent's Fee (so referred to herein) as provided in a separate letter of even date provided by the Borrowers to the Agent.

         2-12.    Line (Unused) Fee. In addition to any other fee by the
Borrowers on account of the Revolving Credit, the Borrowers shall pay the Agent for the ratable benefit of the Lenders a Line (Unused) Fee (so referred to herein) in arrears, on the first day of each quarter commencing three months from the date of this Agreement and on the same date quarterly thereafter (and on the Termination Date). The Line (Unused) Fee shall be equal to 0.30% per annum of the following, determined on a daily basis for the quarter just ended (or relevant period with respect to the first such payment and with respect to the payment being made on the Termination Date):
                  (a)      the Loan Ceiling
                           Minus
                  (b)      the aggregate of
                           (i) the unpaid principal balance of the Loan Account; Plus
                           (ii)     the Stated Amount of all then outstanding
                                    L/C's.

         2-13     Concerning Fees. The Borrowers shall not be entitled to any credit, rebate or repayment of the Agent's Fee, Line (Unused) Fee, or other fee previously earned by the Agent or any Lender pursuant to this Agreement notwithstanding any termination of this Agreement or suspension or termination of the Agent's and any Lender's respective obligation to make loans and advances hereunder.

         2-14.    Agent's and Lenders' Discretion.
                  (a) Each reference in the Loan Documents to the exercise of discretion or the like by the Agent or any Lender shall be to that Person's reasonable exercise of its judgment, in good faith, based upon that Person's consideration of any such factor as the Agent or that Lender, taking into account information of which that Person then has actual knowledge, believes:
                           (i) Would reasonably be expected to affect the value of the Collateral, the enforceability of the Agent's security and collateral interests therein, or the amount which the Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Agent's realizing upon the Collateral and likely Costs of Collection).
                           (ii) Indicates that any report or financial information delivered to the Agent or any Lender by or on behalf of the Borrowers are incomplete, inaccurate, or misleading in any material manner or was not prepared in all material respects in accordance with the

                                    .. 35 ..

         requirements of this Agreement.
                           (iii) Reasonably suggests an increase in the likelihood that the Borrowers will become the subject of a bankruptcy or insolvency proceeding.
                           (iv) Constitutes a Suspension Event.
                  (b) In the exercise of such judgment, the Agent and each Lender also may take into account any of the following factors:
                           (i) Those included in, or tested by, the definitions of "Eligible Inventory," and "Cost".
                           (ii) Changes to the current financial and business climate of the industry in which the Borrowers compete (having regard for the Borrowers' position in that industry).
                           (iii) Changes to general macroeconomic conditions which have a material effect on the Borrowers' cost structure.
                           (iv) Material changes in or to the mix of the Borrowers' Inventory.
                           (v) Changes reflecting seasonality with respect to the Borrowers' Inventory and patterns of retail sales.
                           (vi) Changes in such other factors as the Agent and each Lender determines as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrowers.
                   (c) The burden of establishing the failure of the Agent or any Lender to have acted in a reasonable manner in such Person's exercise of discretion shall be the Borrowers'.

         2-15.    Procedures For Issuance of L/C's.
                  (a) The Lead Borrower may request that the Agent cause the issuance of L/C's for the account of the Borrowers. Each such request shall be in such manner as may from time to time be acceptable to the Agent.
                  (b) The Agent shall cause the issuance of any L/C so requested by the Lead Borrower, provided that , at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2:2-5(g) and if so issued:
                           (i) The aggregate Stated Amount of all L/C's then outstanding, does not exceed Fifty Million Dollars ($50,000,000.00).
                           (ii) The expiry of the L/C is not later than the earlier of Thirty (30) days prior to the Maturity Date or the following:
                                    (A)      Standby's: One (1) year from
                                             initial issuance.
                                    (B)      Documentary's: One Hundred Eighty
                                             (180) days from issuance.
                           (iii) The Borrowing Base would not be exceeded.
                  (c) The Borrower on whose account the L/C is being issued shall execute such

                                    .. 36 ..

documentation to apply for and support the issuance of an L/C as may be required by the Issuer.
                  (d) There shall not be any recourse to, nor liability of, the Agent or any Lender on account of
                           (i) Any delay or refusal by an Issuer to issue an L/C;
                           (ii) Any action or inaction of an Issuer on account of or in respect to, any L/C.
                  (e) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Agent, without the request of the Borrowers, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which the Borrowers, the Issuer, or the Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then extant or such advance would result in Borrowing Base's being exceeded. Such action shall not constitute a waiver of the Agent's rights under Section 2:2-9(b) hereof.

         2-16.    Fees For L/C's.
                  (a) The Borrowers shall pay to the Agent a fee, on account of L/C's, the issuance of which had been procured by the Agent, as follows:
                           (i) Standby's: The Eurodollar Margin, per annum, of the Stated Amount of each such standby L/C, payable quarterly in advance, on the first day of each of the Lead Borrower' fiscal quarters.
                           (ii) Documentary's: 1.25% per annum of the weighted average of the Stated Amount of all documentary L/C's outstanding at any time during the period since the then most recent payment of such fee, payable quarterly in arrears, on the first day of each of the Lead Borrower' fiscal quarters, and on the End Date.
                  (b) In addition to the fee to be paid as provided in Subsection 2:2-16(a), above, the Borrowers shall pay to the Agent (or to the Issuer, if so requested by Agent), on demand, all customary issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

         2-17.    Concerning L/C's.
                  (a) None of the Issuer, the Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:
                           (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to the Borrowers.

                           (ii)     The form, sufficiency, correctness,
         genuineness, authority of any person

                                    .. 37 ..

         signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.
                  (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.
                  (c) Unless otherwise agreed to, in the particular instance, the Borrowers hereby authorize any Issuer to:
                           (i) Select an advising bank, if any.
                           (ii) Select a paying bank, if any.
                           (iii) Select a negotiating bank.
                  (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Agent, any Lender, nor the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.
                  (e) The Agent's, each Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.
                  (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrowers, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.
                  (g) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:
                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which the Agent, any or any Issuer has an obligation to lend to fund drawings under any L/C; or
                           (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

                                    .. 38 ..

and the result of any event referred to in Section 2:2-17(g)(i) or 2:2-17(g)(ii), above, shall be to increase the cost to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Agent and delivery by the Agent to the Borrowers of a certificate of an officer of the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Agent, from time to time as specified by the Agent, such amounts as shall be sufficient to compensate such Issuer for such increased cost. In the absence of manifest error, any Issuer's determination of costs incurred under Section 2:2-17(g)(i) or 2:2-17(g)(ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrowers.
                  (h) The obligations of the Borrowers under this Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:
                           (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.
                           (ii) Any amendment or waiver of, or consent to the departure from, any L/C.
                           (iii) The existence of any claim, set-off, defense, or other right which the Borrowers may have at any time against the beneficiary of any L/C.
                           (iv) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

         2-18.    Changed Circumstances.
                  (a) The Agent may give the Lead Borrower notice of the occurrence of the following:
                           (i) The Agent shall have determined in good faith (which determination shall be final and conclusive) on any day on which the rate for a Eurodollar Loan would otherwise be set, that, by reason of changes arising after the date of this Agreement affecting the principal market in Eurodollars in which Fleet National Bank participates, adequate and fair means do not exist for ascertaining such rate on the basis provided for in the definition of the "Eurodollar Offer Rate".
                           (ii). The Agent shall have determined in good faith (which determination shall be final and conclusive) that:

                                    (A) The continuation of or conversion of any
                           Revolving Credit Loan to a Eurodollar Loan has been made impracticable or unlawful by the occurrence of a

                                    .. 39 ..

                           change in law occurring after the date of this Agreement which materially and adversely affects the applicable market or compliance by the Agent or any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law).
                                    (B) The indices on which the interest rates
                           for Eurodollar Loans are determined shall no longer represent the effective cost to the Agent or any Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.
                  (b) In the event that the Agent gives the Lead Borrower notice of an occurrence described in Section 2:2-18(a), then, until the Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply:
                           (i) The obligation of the Agent and of each Lender to make Eurodollar Loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended.
                           (ii) Any notice which the Lead Borrower had given the Agent with respect to any Eurodollar Loan, the time for action with respect to which has not occurred prior to the Agent's having given notice pursuant to Section 2:2-18(a), shall be deemed at the option of the Agent to not having been given.
                           (iii) Subject to the provisions of Section 2:2-9(e), the Lead Borrower may (and, with respect to any event described in Section 2:2-18(a)(ii), shall)
                                    (A) cancel the relevant borrowing or
                           conversion notice on the same date the Lead Borrower was notified of such event; and
                                    (B) prepay or cause to be prepaid any then
                           affected Eurodollar Loans.

         2-19.    Increased Costs. If, as a result of any changes, arising after the date of this Agreement, in any requirement of law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

                  (a) subjects any Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrowers to the Agent or any Lender under this Agreement (except for taxes on the Agent or any Lender's overall net income or capital;

                  (b) imposes, modifies or deems applicable any reserve, cash margin, special

                                    .. 40 ..

deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender;
                  (c) imposes on any Lender any other condition with respect to any Loan Document;
         or
                  (d) imposes on any Lender a requirement to maintain or allocate capital in relation to the Liabilities; and the result of any of the foregoing, in the such Lender's reasonable opinion, is to increase the cost to that Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by such Lender in respect of any loan, advance or financial accommodation by an amount which the such Lender deems to be material, then upon the Agent's giving written notice thereof, from time to time, to the Lead Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Agent, for the benefit of the subject Lender, upon receipt of such notice, that amount which shall compensate the subject Lender for such additional cost or reduction in income.

         2-20     Lenders' Commitments.
                  (a) The obligations of each Lender are several and not joint. No Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of the lesser of
                           (i) that Lender's Commitment Percentage of the subject loan or advance or of Availability; or
                           (ii) that Lender's Dollar Commitment,
                  (b) No Lender shall have any liability to the Borrowers on account of the failure of any other Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.
                  (c) The Dollar Commitments, Commitment Percentages, and identities of the Lenders (but not the overall Commitment) may be changed, from time to time by the reallocation or assignment of Dollar Commitments and Commitment Percentages amongst the Lenders or with other Persons who determine to become "Lenders", provided, however,
                           (i) Unless an Event of Default has occurred (in which event, no consent of the Lead Borrower is required) any assignment to a Person not then a Lender, an Affiliate of a Lender, or an assignment or transfer, by a Lender, of its rights and obligations under this agreement as part of a programmed assignment and transfer of such Lender's rights of a material portion of such Lender's portfolio of asset based credit facilities, shall be subject to the prior consent of the Lead Borrower (not to be unreasonably withheld), which consent will be deemed given unless the Lead Borrower provides the Agent with written objection, not more than Five (5) Business Days after the Agent shall have given the Lead Borrower written notice of a proposed assignment).

                                    .. 41 ..

                           (ii) Any such assignment or reallocation shall be on a pro-rata basis such that each reallocated or assigned Dollar Commitment to any Person remains the same percentage of the overall Commitment (in terms of dollars) as the reallocated Commitment Percentage is to such Person.
                  (d) Upon written notice given the Lead Borrower from time to time by the Agent, of any assignment or allocation referenced in Section 2:2-20(c):
                           (i) The Borrowers shall execute one or more replacement Revolving Credit Notes to reflect such changed Dollar Commitments, Commitment Percentages, and identities and shall deliver such replacement Revolving Credit Notes to the Agent (which promptly thereafter shall deliver to the Lead Borrower the Revolving Credit Notes so replaced) provided however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to the Borrowers, the Agent, in lieu of causing the Borrowers to execute one or more new Revolving Credit Notes, may issue the Agent's Certificate confirming the resulting Commitments and Commitment Percentages.
                           (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Lender shall have all rights and privileges of a Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Lender is a signatory and any person removed as a Lender shall be relieved of any obligations or responsibilities of a Lender hereunder thereafter.
                  (e) The Borrowers recognize that the Agent's exercise of any discretion accorded to the Agent herein and of its rights, remedies, powers, privileges, and discretions with respect to the Borrowers are subject to a certain Agency Agreement amongst the Agent and the Lenders. The "voting rights" which are included in the Agency Agreement shall include the following:
                           (i) Except for those matters as to which Section 2:2-20(e)(ii), applies, the consent of 51% of the Dollar Commitments of nondelinquent Lenders for amendment of or waiver of compliance with, provisions of the Loan Documents or the Agency Agreement.
                           (ii) The following provisions of the Loan Documents and the Agency Agreement shall require the consent of 100% of the Dollar Commitment of nondelinquent Lenders:
                                    (A) Increase in any Lender's Commitment.
                                    (B) Decrease in any interest rate or fee
                           payable hereunder (other than the Agent's Fee (for which the consent of the Agent shall also be required).
                                    (C) Extension of the Maturity Date.
                                    (D) Release of a substantial portion of the
                           Collateral, exclusive of the release of Real Estate in accordance with Section 8.3 of this Agreement.
                                    (E) Change to the "voting rights" included
                           in the Agency Agreement or in this Section.
                                    (F) Increase in the Credit Card Advance
                           Rate, the Inventory Advance

                                    .. 42 ..

                           Rate, or the Real Estate Advance Rate.
                                    (G) Reduction or forgiveness in the
                           principal amount of the Loans made.
                                    (H) Extension, postponement, or waiver of
                           the date interest or fees are payable.
                                    (I) Increase the Loan Ceiling.

         2-21     Designation of Lead Borrower.
                  (a) Each Borrower hereby designates the Lead Borrower as that Borrower's agent to request loans and advances under the Revolving Credit, the proceeds of which shall be available to each Borrower for those uses set forth in Section 2:2-1(d), and to request the issuance of L/C's for the account of that Borrower.
                  (b) As the disclosed principal for its agent, each Borrower shall be obligated to the Agent and the Lenders on account of loans and advances made under the Revolving Credit as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Lead Borrower or any Borrower.
                  (c) Subject to the provisions of this Agreement, the proceeds of each such loan and advance shall be deposited in the Operating Account or as otherwise indicated by the Lead Borrower. Neither the Agent nor any Lender shall have any obligation to see to the application of such proceeds.

ARTICLE 3: - CONDITIONS PRECEDENT:

         As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, the procurement of any L/C hereunder, and the making of the first loan under the Revolving Credit, each of the documents respectively described in Sections 3:3-1 through and including 3:3-4, (each in form and substance satisfactory to the Agent and the Lenders) shall have been delivered to the Agent, and the conditions respectively described in Sections 3:3-5 through and including 3:3-9, shall have been satisfied:

         3-1.     Corporate Due Diligence.
                  (a) A Certificate of corporate good standing, with respect to each Borrower, issued by the Secretary of State of the State in which that Borrower was organized.
                  (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of each Borrower's business conducted or assets owned could require such qualification.
                  (c) A Certificate of the Borrowers' respective Secretaries of the due adoption, continued

                                    .. 43 ..

effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

         3-2.     Opinion. An opinion of counsel to the Borrowers addressed to the Agent and Lenders and in form and substance satisfactory to the Agent .

         3-3.     Additional Documents. Such additional instruments and
documents as the Agent or its counsel reasonably may require or request, including, without limitation, those listed on EXHIBIT 3:3-3.

         3-4.     Officers' Certificates. Certificates executed on behalf of the
Borrowers by the Chief Executive Officer and the Chief Financial Officer of the Parent and stating that the representations and warranties made by the Borrowers to the Agent and the Lenders in the Loan Documents are true and complete in all material respects as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

         3-5.     Representations and Warranties. Each of the representations made by or on behalf of the Borrowers in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of the Borrowers shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

         3-6.     All Fees and Expenses Paid. All fees due at or immediately after the first funding under the Revolving Credit and all costs and expenses incurred by the Agent in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Agent) shall have been paid.

         3-7.     No Suspension Event. No Suspension Event shall then exist.

         3-8.     No Adverse Change. No event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon the Borrowers' financial condition when compared with such financial condition at April 29, 2000.

No document shall be deemed delivered to the Agent or any Lender until received and accepted by the Agent at its head offices in Boston, Massachusetts. Under no circumstances will this Agreement take effect until executed and accepted by the Agent at said head office.

                                    .. 44 ..

         3-9.     Delivery of Notices. The Borrowers shall have complied with the provisions of Sections 7-1(b) and 7-2(b), below.

ARTICLE 4: - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

         To induce each Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit and to procure any L/Cs as provided herein (each of which loans shall be deemed to have been made and L/Cs procured in reliance thereupon) the Borrowers, in addition to all other representations, warranties, and covenants made by the Borrowers in any other Loan Document, make those representations, warranties, and covenants included in this Agreement.

         4-1.     Payment and Performance of Liabilities. The Borrowers shall pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         4-2.     Due Organization - Corporate Authorization - No Conflicts.
                  (a) Each Borrower presently is and shall hereafter remain in good standing as a corporation organized under the laws of the State of its incorporation indicated in the Preamble to this Agreement and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of that Borrower's assets or operation of that Borrower's business, such qualification is necessary.
                  (b) Each Related Entity is listed on EXHIBIT 4:4-2, annexed hereto. Each Related Entity is and shall hereafter remain in good standing in the State in which incorporated and is and shall hereafter remain duly qualified in each other State in which, by reason of that entity's assets or the operation of such entity's business, such qualification is necessary. The Lead Borrower shall provide the Agent with prior written notice of any entity's becoming or ceasing to be a Related Entity.
                  (c) No Borrower shall change its State of incorporation without the Agent's prior consent.
                  (d) Each Borrower has all requisite corporate power and authority to execute and deliver all Loan Documents to which the Borrowers are a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.
                  (e) The execution and delivery by each Borrower of each Loan Document to which it is a party; that Borrower's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of security interests by the Borrowers as contemplated hereby); that Borrower's performance under those of the Loan Documents to which it is a party; the borrowings

                                    .. 45 ..

hereunder; and the use of the proceeds thereof:
                           (i) Have been duly authorized by all necessary corporate action.
                           (ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of the Borrowers.
                           (iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of the Borrowers pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents.
                  (f) The Loan Documents have been duly executed and delivered by Borrowers and are the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         4-3.     Trade Names.
                  (a) EXHIBIT 4:4-3, annexed hereto, is a listing, as of the date hereof, of:
                           (i) All names under which each Borrower ever conducted its business.
                           (ii) All entities and/or persons with whom any Borrower ever consolidated or merged, or from whom any Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.
                  (b) No Borrower will change its name or conduct its business under any name not listed on EXHIBIT 4:4-3 or conduct its business in a state in which that Borrower does not presently conduct its business except
                           (i) upon not less than twenty-one (21) days prior written notice (with reasonable particularity) to the Agent; and
                           (ii) in compliance with all other provisions of this Agreement (in particular, in compliance with Section 4:4-24 hereof).

         4-4.     Infrastructure.
                  (a) Each Borrower owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrowers' conduct of the Borrowers' business, except where the failure to possess such intellectual or proprietary information will not have a Material Adverse Effect.
                  (b) The conduct by the Borrowers of the Borrowers' business does not presently infringe

                                    .. 46 ..

(nor will the Borrowers conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know- how, confidential information, or other intellectual or proprietary property of any third Person, except where such infringement does not have a Material Adverse Effect.

         4-5.     Locations. Landlord Waivers.
                  (a) The Collateral, and the books, records, and papers of Borrowers pertaining thereto, are kept and maintained solely at:
                           (i) the Borrowers' chief executive offices at 3383 North State Road 7, Fort Lauderdale, Florida 33319; and
                           (ii) those locations which are listed on EXHIBIT 4:4-5, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that a Borrower owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each of the Borrowers' landlords.
                  (b) The Borrowers shall not remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 4:4-5 except (unless otherwise expressly prohibited by the Loan Documents) to effect any of the following
                           (i) accomplish sales , returns, and transfers of Inventory in the ordinary course of business consistent with those practices in effect on March 1, 1999; or
                           (ii) move Inventory from one such location to another such location; or (iii) utilize such of the Collateral as is removed from such locations in the ordinary course of business .
                  (c) The Borrowers shall use their reasonable efforts to provide the Agent with Landlord's Waivers or subordinations, each substantially in the form of EXHIBIT 4:4-5(c)(1), annexed hereto for each of the Borrower's locations in any of the States listed on EXHIBIT4:4-5(c)(2), annexed hereto, and any other State in which landlord liens are created by statute, added by the Agent to such list hereafter, provided that no Borrower shall be obligated to pay any amount or to grant any concession to a landlord in order to obtain such Waiver or subordination. The Agent may establish an Availability Reserve for each of such locations as to which such a waiver is not so delivered, which Availability Reserve shall be reduced or eliminated (but only if no Suspension Event is then extant) upon delivery of a Waiver for such a location.
                  (d) No Borrower will:
                           (i) Alter, modify, or amend any Lease in any material respect in any manner which would have a material adverse effect to the liquidation of Inventory at the location which is the subject of such Lease.

                                    .. 47 ..

                           (ii) Close, any location at which any Borrowers maintains, offers for sales, or stores any of the Collateral, except for closures contemplated by the Business Plan, plus up to five (5) additional closures per fiscal year, at the Lead Borrower's reasonable discretion.
                           (iii) Commit to open or open any new location except
                                    (A) in connection with the relocation of a
                           retail location of that Borrower; or
                                    (B) the opening of new retail locations
                           unless each of the following requirements is satisfied:
                                             (I) The Agent shall be provided not
                                    less than thirty (30) days prior written notice (with reasonable detail) of the proposed opening.
                                            (II) Immediately prior to the
                                    earliest day on which the subject Borrowers becomes legally obligated on account of its leasing of the subject new location, no Event of Default exists and none will occur by reason of that Borrowers' so becoming obligated.
                                             (III) Either:
                                                     (1) Such opening is
                                    contemplated by the Business Plan or
                                    consented to by the Agent, which consent shall not be unreasonably withheld, provided, however, up to five (5) additional store openings not contemplated by the Business Plan shall be permitted without the Agent's consent in any fiscal year provided that the Borrowers' total expenditure with respect to such store openings does not exceed $10,000,000.00 in the aggregate; or
                                                     (2) Availability for the
                                    ninety (90) days prior to such opening was not and immediately after such opening is not less than $30,000,000.00 and on a pro-forma going forward basis following such opening, as reflected on a projection provided to the Agent no later than seven
                                    (7) days prior to the subject opening (and prepared based on the same methodology and with the same assumptions as those used in the preparation of the Business Plan) will not be less than $30,000,000.00.
                                            (IV) If the location is in a State
                                    listed on EXHIBIT 4:4-5(c)(2), the Lead
                                    Borrower shall used its best efforts to
                                    provide the Agent with a Landlord's Waiver or subordination (substantially in the form of EXHIBIT 4:4-5(c)(1)) for such location.
                           (iv) Modify or amend the KMart Agreement without the prior written consent of the Agent.

                                    .. 48 ..

                  (e) Except as otherwise disclosed pursuant to, or permitted by, this Section 4:4-5, no tangible personal property of the Borrowers having a cost in excess of $10,000,000.00 in the aggregate is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none having a cost in excess of $10,000,000.00 shall hereafter at any one time be placed under such care, custody, storage, or entrustment.

         4-6.     Title to Assets.
                  (a) The Borrowers are, and shall hereafter remain, the owners of the Collateral free and clear of all Encumbrances other than Permitted Encumbrances.
                  (b) The Borrowers do not and shall not have possession of any property on consignment to the Borrowers having a value in excess of $5,000,000.00 in the aggregate, at any one time, other than pursuant to a consignment in respect of which either
                           (i) no financing statement has been filed by consignor or other action taken by consignor under the UCC to perfect or protect its interest in the consigned goods against the claims of third party secured creditors;' or
                           (ii) an intercreditor agreement (in form reasonably satisfactory to the Agent) between the consignor and the Agent has been executed.

         4-7.     Indebtedness.

                  (a) The Borrowers do not and shall not hereafter have any Indebtedness with the exceptions of:
                           (i) Any Indebtedness to the Lenders .
                           (ii) The Indebtedness (if any) listed on EXHIBIT 4:4-7, annexed hereto.
                           (iii) Indebtedness on account of the sale and leaseback of the Borrowers' real property or equipment or fixtures, purchase money liens on equipment or fixtures, and its mortgage financing of its real estate, respectively on terms which are reasonably satisfactory to the Lenders.
                           (iv) The refinancing of the 5.25% Notes as required by Section 4:4-8.
                           (v) Indebtedness, not to exceed $10,000,000.00 at any one time outstanding, which Indebtedness is not otherwise described in this Section 4:4-7(a) and is not otherwise prohibited by this Agreement or would result in a KMart Default.
                           (vi) Letters of Credit from Persons other than the Lenders secured by Inventory purchased with such Letters of Credit (which Inventory shall not be Eligible Inventory and which may result in the establishment of additional Inventory Reserves, in the Agent's discretion).
                  (b) Neither the execution of any Loan Document, nor any Borrowers' performance of any of the Liabilities is prohibited or limited by or under the KMart Agreement or constitutes a KMart Default.

                                    .. 49 ..

                  (c) No Borrower shall suffer or permit any act or failure to act, which act or which failure, constitutes a KMart Default.

         4-8.     Subordinated Debt. No later than sixty (60) days prior to the maturity date for the 5.25% Notes, the Parent shall furnish the Agent with either a commitment or a plan to repay such Notes by refinancing as of the maturity date thereof pursuant to terms which are satisfactory to the Lenders in their sole discretion, as evidenced by their written consent thereto.

         4-9.     Insurance Policies.
                  (a) EXHIBIT 4:4-9, annexed hereto, is a schedule of all insurance policies owned by the Borrowers or under which the Borrowers are the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor the Borrowers are in default or violation of any such policy.
                  (b) The Borrowers shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Agent . The coverage reflected on EXHIBIT 4:4-9 presently satisfies the foregoing requirements, it being recognized by the Borrowers, however, that such requirements may change hereafter to reflect changing circumstances. All insurance carried by the Borrowers which covers any Collateral shall provide for a minimum of Sixty (60) days' written notice of cancellation to the Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Agent, which endorsement shall provide that the insurance, to the extent of the Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrowers or by the failure of the Borrowers to comply with any warranty or condition of the policy. In the event of the failure by the Borrowers to maintain insurance as required herein, the Agent , at its option, may obtain such insurance, provided, however, the Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have maintained such insurance. The Lead Borrower shall furnish to the Agent certificates or other evidence satisfactory to the Agent regarding compliance by the Borrowers with the foregoing insurance provisions.
                  (c) The Lead Borrower shall advise the Agent of each claim in excess of $100,000.00 made by any Borrower under any policy of insurance which covers the Collateral and following the occurrence of an Event of Default will permit the Agent, at the Agent's option in each instance, to the exclusion of the Borrowers, to conduct the adjustment of each such claim. The Borrowers hereby appoint the Agent, effective following the occurrence of an Event of Default, as the Borrowers' attorney in fact to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Agent any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed

                                    .. 50 ..

by a duly authorized officer of the Agent . The Agent shall not be liable on account of any exercise pursuant to said power except for any exercise in a grossly negligent manner or in willful misconduct. Prior to the occurrence of an Event of Default the Borrowers may use the proceeds of such insurance to purchase Inventory. Following the occurrence of an Event of Default or in the event that the Borrowers do not use the proceeds for the above purposes, the Agent may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Agent may determine.

         4-10.    Licenses. Each license, distributorship, franchise, and
similar agreement issued to, or to which the Borrowers are a party and which is material to the business of the Borrowers, taken as a whole, is in full force and effect. Neither any Borrowers nor, to the Parent's knowledge, any other party to any such license or agreement is in default or violation thereof, where such violation would have a Material Adverse Effect. No Borrower has received any notice or threat of cancellation of any such license or agreement.

         4-11.    Leases. EXHIBIT 4:4-11, annexed hereto, is a schedule of all presently effective Capital Leases. Exhibit 4:4-5 includes a list of all other presently effective Leases. Each of such Leases and Capital Leases is in full force and effect. Neither any Borrower nor, to the Parent's knowledge, any other party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease where such default or violation would have a Material Adverse Effect and no Borrower has received any notice or threat of cancellation of any such Lease or Capital Lease. The Borrowers hereby authorize the Agent at any time to contact any of the Borrowers' landlords in order to confirm the Borrowers' continued compliance with the terms and conditions of the Lease(s) between the Borrowers and that landlord and to discuss such issues, concerning the Borrowers' occupancy under such Lease(s), as the Agent may determine.

         4-12.    Requirements of Law. The Borrowers are in compliance in all material respects with, and shall hereafter comply with and use its assets in all material respects in compliance with, all Requirements of Law. No Borrower has received any notice of any material violation of any Requirement of Law, which violation has not been cured or otherwise remedied.

         4-13.    Maintain Collateral. Each Borrower shall:
                  (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).
                  (b) Not suffer or cause the waste or destruction of any material part of the Collateral.
                  (c) Not use any of the Collateral in violation of any policy of insurance thereon.

         4-14.    Pay Taxes.

                                    .. 51 ..

                  (a) As of the date of this Agreement, the Borrowers have received written notice from the Internal Revenue Service that the Internal Revenue Service has completed its examination of the Borrowers' federal income tax returns for all tax years through and including the Borrowers' taxable year referenced on EXHIBIT 4:4-14, annexed hereto, and that all deficiencies, assessments, and other amounts asserted as a result of such examinations have been fully paid or settled. No agreement is extant which waives or extends any statute of limitations applicable to the right of the Internal Revenue Service to assert a deficiency or make any other claim for or in respect to federal income taxes. Except as set forth on EXHIBIT 4:4-14, no issue has been raised in any such examination which, by application of similar principles, reasonably could be expected to result in the assertion of a deficiency for any Fiscal Year open for examination, assessment, or claim by the Internal Revenue Service.
                  (b) As of the date of this Agreement, the Borrowers have paid all state and local income, excise, sales, and other taxes for which the Borrowers are liable, as referenced on EXHIBIT 4:4-14, annexed hereto, and have filed all returns for such taxes required to have been so filed.
                  (c) Except as disclosed on said EXHIBIT 4:4-14, there are no examinations of or with respect to the Borrowers presently being conducted by the Internal Revenue Service or any other taxing authority.
                  (d) The Borrowers have, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against any Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of any Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon the Borrowers by reason of withholding from employees' pay or by reason of the Borrowers' receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrowers; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrowers are obligated to so file, provided, however, the Borrowers may timely contest in good faith and by appropriate proceedings, any amount which it is obligated to pay as provided in this Section 4:4-14(d), but only if and for so long as no lien is filed on any of the Collateral with respect to such taxes.
                  (e) At its option, the Agent may, but shall not be obligated to, pay any taxes, unemployment contributions, and any and all other charges levied or assessed upon the Borrowers or the Collateral by any person or entity or governmental authority, and make any contributions or other payments on account of the Borrowers' Employee Benefit Plan as the Agent , in the Agent's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Agent's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Borrowers' failure to have made such payment.

                                    .. 52 ..

         4-15.    No Margin Stock. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         4-16.    ERISA. Neither the Borrowers nor any ERISA Affiliate ever has or hereafter shall:
                  (a) Violate or fail to be in full compliance with the
Borrowers' Employee Benefit Plan where the failure of such compliance would have a Material Adverse Effect
                  (b) Fail timely to file all reports and filings required by
ERISA to be filed by the Borrowers.
                  (c) Engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA).
                  (d) Engage in, or commit, any act such that a tax or penalty could be imposed upon the Borrowers on account thereof pursuant to ERISA.
                  (e) Accumulate any material funding deficiency within the
meaning of ERISA.
                  (f) Terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrowers on account thereof pursuant to ERISA.
                  (g) Be a member of, contribute to, or have any obligation
under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

         4-17.    Hazardous Materials.
                  (a) The Borrowers have never:
                           (i) Been legally responsible for any release or threat of release of any Hazardous Material where the result of such legal responsibility would have a Material Adverse Effect.
                           (ii) Received notification of any release or threat of release of any Hazardous Material from any site or vessel occupied or operated by the Borrowers and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any Hazardous Material from any such site or vessel which would have a Material Adverse Effect.
                  (b) If failure to do so would result in a Material Adverse Effect, the Borrowers shall:
                           (i) Dispose of any Hazardous Material only in compliance with all Environmental Laws.
                           (ii) Not store on any site or vessel occupied or operated by the Borrowers and not transport or arrange for the transport of any Hazardous Material, except if such storage or

                                    .. 53 ..

         transport is in the ordinary course of the Borrowers' business and is in compliance with all Environmental Laws.
                  (c) The Lead Borrower shall provide the Agent with written notice upon any Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority or other Person in connection with the assessment, containment, or removal of any Hazardous Material, for which expense or loss the Borrowers may be liable and which would result in a Material Adverse Effect.

         4-18.    Litigation. Except as described in EXHIBIT 4:4-18, annexed hereto, there is not presently pending or threatened by or against any Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrowers, would have a Material Adverse Effect.

         4-19.    Dividends, Investments, Repurchases.
                  (a) The Borrowers shall not:
                           (i) Pay any cash dividend or make any other distribution in respect of any class of the Borrowers' capital stock.
                           (ii) Except for Permitted Repurchases (as to which, see Section 4:4-19(b)) own, redeem, retire, purchase, or acquire any of the Borrowers' capital stock, or any of the Borrowers' securities.
                           (iii) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity other than catalog sales or "e//commerce" or other internet related business which involves the sale, at retail, via digital media, of substantially the same lines of Inventory as are offered for sale at the Borrowers' retail stores provided that the such investments do not exceed $20,000,000.00 in the aggregate in any fiscal year. The Agent and the Lenders shall have no obligation to include any Inventory acquired (or Inventory of a similar type and nature acquired thereafter) as "Eligible Inventory".
                           (iv) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity (other than with any other Borrower).
                           (v) Consolidate any of the Borrowers' operations with those of any other corporation or other entity (other than with any other Borrower)
                           (vi) Organize or create any Related Entity, without the prior written consent of the Agent, which consent shall not be unreasonably withheld.
                  (b) Subject to the satisfaction of each of the conditions included in this Section 4:4- 19(b), the Parent may repurchase its capital stock and the 5.25% Notes (each of which repurchases is referred to herein as a "Permitted Repurchase"):
                           (i) On the date on which the subject repurchase is to be effected:

                                    (A) No Event of Default shall have occurred
                           and none will occur by

                                    .. 54 ..

                           reason of the subject repurchase.
                                    (B) (i) Collateral Availability for the
                           period immediately prior to the subject repurchase was not, and immediately after such repurchase shall not be, less than $45 Million.
                                    (C) Collateral Availability, on a pro forma
                           going forward basis following such repurchase, as reflected on a projection provided to the Agent immediately prior to the subject repurchase (and prepared based on the same methodology and with the same assumptions as those used in the preparation of the Business Plan) is not less than $45 Million.
                           (ii) The cumulative amount of funds expended by Borrower for all such repurchases of capital stock shall not in the aggregate exceed $20Million.
                           (iii) The cumulative amount of funds expended by Borrower for all such repurchases of capital stock and the 5.25% Notes, collectively, shall not in the aggregate exceed $100Million, commencing as of December 14, 1999, which includes $59,833,028.34 which has been expended as of the date hereof, and an additional $40,166,971.66 which may be so expended.
                  (c) Subordinate any debts or obligations owed to the Borrowers by any third party to any other debts owed by such third party to any other Person.
                  (d) Acquire any assets other than in the ordinary course and conduct of the Borrowers' business as conducted at the execution of this Agreement other than as specifically provided in Section 4- 23, or dispose of any assets other than in the ordinary course and conduct of the Borrowers' business as conducted at the execution of this Agreement except as contemplated by this Agreement. Notwithstanding the foregoing the Borrowers shall be permitted to dispose of the stock of The Sports Authority Canada, Inc. or Mega Sports Co., Ltd., or any financial asset held by any Borrower.

         4-20.    Loans. The Borrowers shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:
                  (a) Advance payments made to the Borrowers' suppliers in the ordinary course.
                  (b) Advances to the Borrowers' officers, employees, and
salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrowers, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrowers.
                  (c) Loans to any Related Entity or Affiliate which is not a
Borrower, not to exceed $20,000,000.00 in the aggregate outstanding at any one time, not otherwise expressly prohibited herein, provided that no Event of Default shall have occurred and none will occur by reason of such loan.

         4-21.    Protection of Assets. The Agent, in the Agent's discretion, at any time after the occurrence

                                    .. 55 ..

of any Event of Default, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Agent had acted in actual bad faith or in a grossly negligent manner. The Borrowers shall pay to the Agent, on demand, or the Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Agent pursuant to this section. The obligation of the Borrowers to pay such amounts is a Liability.

         4-22. Line of Business. The Borrowers shall not engage in any business other than the business in which it is currently engaged or a business reasonably related thereto or catalog sales or "e//commerce" or other internet related business which involves the sale, at retail, via digital media, of substantially the same lines of Inventory as are offered for sale at the Borrowers' retail stores.

         4-23. Affiliate Transactions. The Borrowers shall not make any payment, nor give any value to any Related Entity except in the ordinary course of business, consistent with practices in effect on March 1, 1999 and not otherwise prohibited under the Loan Documents, provided that no Event of Default shall have occurred and none will occur by reason of thereof.

         4-24.    Additional Assurances.
                  (a) The Borrowers are not the owner of, nor has it any interest in, any Collateral which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 3:) will not be subject to a perfected security interest in favor of the Agent (subject only to Permitted Encumbrances) to secure the Liabilities.
                  (b) The Borrowers will not hereafter acquire any Collateral which is not, immediately upon such acquisition, subject to such a perfected security interest in favor of the Agent to secure the Liabilities (subject only to Permitted Encumbrances).
                  (c) The Borrowers shall execute and deliver to the Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Agent reasonably may request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Agent's security interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. The Borrowers shall execute all such instruments as reasonably may be required by the Agent with respect to the recordation and/or perfection of the security and mortgage interests created herein or contemplated hereby.
                  (d) The Borrowers hereby designate the Agent as and for the Borrowers' true and lawful

                                    .. 56 ..

attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Agent's security and other collateral interests in the Collateral.
                  (e) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4:4-24 shall be sufficient for filing to perfect the security interests granted herein.

         4-25.    Adequacy of Disclosure.
                  (a) All financial statements furnished to the Agent and each Lender by the Borrowers have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the Consolidated condition of the Parent and its Subsidiaries at the date(s) thereof and the Consolidated results of operations and cash flows of the Parent and its Subsidiaries for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrowers since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.
                  (b) The Borrowers do not have any material contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Parent's Consolidated financial statements furnished to the Agent and each Lender prior to the execution of this Agreement.
                  (c) No document, instrument, agreement, or paper now or hereafter given the Agent or any Lender by or on behalf of the Borrowers or any guarantor of the Liabilities in connection with the execution of this Agreement by the Agent and each Lender, taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrowers which has, or which, in the foreseeable future would reasonably be expected to have a Material Adverse Effect.

         4-26.    No Restrictions on Liabilities. No Borrower shall enter into or become subject to, directly or indirectly, any agreement prohibiting or restricting in any manner (including, without limitation, by way of covenant, representation or event of default) any of the following:
                  (a) The incurrence, creation or assumption of the Liabilities or any Encumbrances in favor of the Agent on any property of any Borrower.
                  (b) The granting of a security interest, pledge, or
Encumbrance in favor of the Agent and the Lenders on any asset of any Borrower.

ARTICLE 5: - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

         5-1.     Maintain Records. The Borrowers shall:
                  (a) At all times, keep proper books of account, in which full, true, and accurate entries

                                    .. 57 ..

shall be made of all of the Borrowers' transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers at the close of, and their results of operations for, the periods in question.
                  (b) Timely provide the Agent with those financial reports, statements, and schedules required by this Article 5: or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrowers at the close of, and their results of operations for, the period(s) covered therein.
                  (c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.
                  (d) At all times, retain independent certified public accountants of nationally recognized standing and instruct such accountants to fully cooperate with, and be available to, the Agent and each Lender to discuss the Borrowers' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Agent or that Lender.
                  (e) Not change their respective Fiscal Year or taxpayer identification number.

         5-2.     Access to Records.
                  (a) The Borrowers shall accord the Agent and the Agent's representatives with reasonable access from time to time as the Agent and such representatives may require to all properties owned by or over which any Borrower has control. The Agent and the Agent's representatives shall have the right, and the Borrowers will permit the Agent and such representatives from time to time as the Agent and such representatives reasonably may request, upon reasonable notice and during normal business hours, to examine, inspect, copy, and make extracts from any and all of the Borrowers' books, records, electronically stored data, papers, and files. The Borrowers shall make all of the Borrowers' copying facilities available to the Agent.
                  (b) The Borrowers hereby authorize the Agent and the Agent's representatives to:
                           (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the Borrowers' financial condition or to the Collateral, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Agent and the Agent's representatives with respect thereto.
                           (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with the Borrowers' computer billing companies, collection agencies, and accountants and, after and during the continuance of an Event of Default, to sign the name of

                                    .. 58 ..

         the Borrowers on any notice to the Borrowers' Account Debtors or verification of the Collateral.

         5-3.     Immediate Notice to Agent .
                  (a) The Lead Borrower shall provide the Agent with written notice promptly after the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:
                           (i) Any change in the Parent's Chief Executive Officer or Chief Financial Officer.
                           (ii) The completion of any physical count of all or a material portion of the Borrowers' Inventory (together with a copy of the certified results thereof).
                           (iii) Any ceasing of the Borrowers' making of payment to its creditors generally as the Borrowers' debts become due.
                           (iv) Any failure by the Borrowers to pay rent at any of the Borrowers' locations, which failure continues for more than Three (3) days after the expiration of any grace period and notice of rent default, to the extent applicable under any subject lease, has been received by Borrower, except for any non-material withholding of rent based upon any good faith disputes by the Borrower.
                           (v) Any Material Adverse Change in the business, operations, or financial affairs of the Borrowers.
                           (vi) The receipt of any notice by or on behalf of KMart under the KMart Agreement (together with a copy of such notice).
                           (vii) The occurrence of any KMart Default (with reasonable detail as to the facts and circumstances of such occurrence).
                           (viii) The occurrence of any Suspension Event.
                           (ix) Any intention on the part of the Parent to discharge the Parent's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5:5-1(d)).
                           (x) Any litigation which, if determined adversely to the Borrowers, would reasonably be expected to have a Material Adverse Effect.
                           (xi) The occurrence of an event or circumstance with respect to any Employee Benefit Plan which would reasonably be expected to have Material Adverse Effect.
                  (b) The Lead Borrower shall:
                           (i) Provide the Agent, when so distributed, with copies of any materials distributed to the shareholders of the Parent (qua such shareholders).
                           (ii) Provide the Agent:
                                    (A) When filed, copies of all filings by the
                           Parent with the SEC.

                                    .. 59 ..

                                    (B) When received, copies of all
                           correspondence from the SEC, other than routine non-substantive general communications from the SEC.
                           (iii) Add the Agent as an addressee on all mailing lists maintained by or for the Borrowers which Agent may request.
                           (iv) At the reasonable request of the Agent, from time to time, provide the Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).
                           (v) Provide the Agent, when received by the Borrowers, with a copy of any management letter or similar communications from any accountant of the Borrowers.

         5-4.     Borrowing Base Certificates. The Lead Borrower shall provide the Agent with Borrowing Base Certificates, each reflecting the Borrowers' condition for the period indicated below immediately prior to the date when furnished, as follows:
                  (a) On each Thursday (or the next Business Day, if that
         Thursday is not a Business Day) of every fiscal week, the Lead Borrower shall provide the Agent with a Borrowing Base Certificate (in the form of EXHIBIT 5:5-4(a) annexed hereto, as such form may be revised from time to time by the Agent), each reflecting the Borrowers' condition on the last day of the fiscal week immediately prior to the date when furnished. Such Borrowing Base Certificate may be sent to the Agent by facsimile transmission, provided that the original thereof is forwarded to the Agent on the date of such transmission.
                  (b) On the third Thursday (or the next Business Day, if that
         Thursday is not a Business Day) following the end of the Borrower's fiscal month, the Lead Borrower shall, in addition to the weekly Borrowing Base Certificate required pursuant to subsection (a) above, provide the Agent with a Borrowing Base Certificate (in the form of EXHIBIT 5:5-4(b) annexed hereto, as such form may be revised from time to time by the Agent), each reflecting the Borrowers' condition on the last day of the fiscal month immediately prior to the date when furnished, with each such Borrowing Base Certificate being reconciled (with respect to the weekly Borrowing Base Certificates delivered to the Agent during said prior fiscal month) to reflect all actual customary and normal month end adjustments. Such Borrowing Base Certificate may be sent to the Agent by facsimile transmission, provided that the original thereof is forwarded to the Agent on the date of such transmission.

         5-5.     Monthly Reports.
                  (a) Monthly, the Lead Borrower shall provide the Agent with original counterparts of the following (each in such form as the Agent from time to time may specify):
                           (i) Within twenty (20) days of the end of the previous fiscal month with respect to the first eleven (11) months of the fiscal year, and within thirty (30) days of the end of the last

                                    .. 60 ..

         month of the fiscal year:
                                    (A) Month End Inventory Margin Chart
                           Package, as required by Agent.
                                    (B) A copy of each Borrower's monthly rental
                           ledger, which copy shall be annotated to indicate those leases thereon which are subject to the KMart Agreement.
                           (ii) Within Thirty (30) days of the end of the previous fiscal month:
                                    (A) A Gross Margin Reconciliation.
                                    (B) A schedule of purchases from the
                           Borrowers' ten largest vendors (in terms of year to date purchases), which schedule shall be in such form as may be satisfactory to the Agent and shall include year to date cumulative purchases and an aging of payables to each such vendor.
                                    (C) An aging of the Borrowers' accounts
                           payable.
                                    (D) A Store Activity Report.
                                    (E) An internally prepared financial
                           statement of the Borrowers' financial condition, and the results of their respective operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on a "consolidated" basis for all operations in the United States and, if requested by the Agent, on a store specific basis), cash flow and comparison of same store sales for the corresponding month of the then immediately previous year, as well as to the Business Plan.
                  (b) For purposes of Section 5:5-5(a)(i), above, the first "previous fiscal month" in respect of which the items required by that Section shall be provided shall be June, 2000 and for purposes of Section 5:5-5(a)(ii), above, the first "previous fiscal month" in respect of which the items required by that Section shall be provided shall be June, 2000.

         5-6.     Quarterly Reports.
                  (a) Quarterly, within Forty Five (45) days following the end of each of the Parent's fiscal quarters, the Lead Borrower shall provide the Agent with an original counterpart of a management prepared Consolidated financial statement of the Borrowers for the period from the beginning of the Borrowers' then current Fiscal Year through the end of the subject quarter, with comparative information for the same period of the previous Fiscal Year, which statement shall include, at a minimum, a balance sheet, income statement (on a "consolidated" basis for all operations in the United States and, if requested by the Agent, on a store specific basis), statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Business Plan.
                  (b) For each of the Borrower's fiscal quarters, commencing with the fourth fiscal quarter, 2000, the Borrowers shall provide the Agent with an original counterpart of a Certificate (signed by the Borrowers' President, Chief Financial Officer, Controller, or Treasurer) on which shall be indicated (with

                                    .. 61 ..

supporting calculations) the Borrowers' average quarterly Availability during such fiscal quarter with respect to those criteria included in the Definition of Eurodollar Margin ( "Pricing Certificate"). Unless otherwise agreed by the Agent, the Pricing Certificate shall be delivered to the Agent together with the Borrowing Base Certificate required pursuant to Section 5-4(b) for such fiscal quarter and shall incorporate, for all calculations made for such fiscal quarter, the reconciliation of all actual customary and normal adjustments.

         5-7.     Annual Reports.
                  (a) Annually, within ninety (90) days following the end of the Parent's Fiscal Year, the Lead Borrower shall furnish the Agent with an original signed counterpart of the Borrowers' Consolidated annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrowers' independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior Fiscal Year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows and a schedule of consolidation.
                  (b) No later than the earlier of Fifteen (15) days prior to the end of each of the Borrowers' Fiscal Years or the date on which such accountants commence their work on the preparation of the Borrowers' Consolidated annual financial statement, the Borrowers shall give written notice to such accountants (with a copy of such notice, when sent, to the Agent) that:
                           (i) Such annual financial statement will be delivered by the Borrowers to the Agent (for subsequent distribution to each Lender).
                           (ii) It is the primary intention of the Borrowers, in its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 5:.
                          (iii) The Borrowers has been advised that the Agent (and each Lender) will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

         5-8.    Officers' Certificates. The Lead Borrower shall cause the
Parent's Chief Executive Officer or Chief Financial Officer, Controller, or Treasurer respectively to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:
                  (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly the financial condition of the Borrowers at the close of, and the results of the Borrowers' operations and cash flows for, the period(s) covered , subject, however to the following:
                           (i) usual year end adjustments (this exception shall not be included in the Certificate which accompanies such annual statement).
                           (ii) Material Accounting Changes.

                                    .. 62 ..

                  (b) Indicate either that (i) no Suspension Event has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrowers to be taken on account thereof.

         5-9.     Inventories, Appraisals, and Audits.
                  (a) The Agent and each Lender, at the expense of the Borrowers, may observe, at the Parent's distribution facility, each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of the Borrowers.
                  (b) The Borrower, at its own expense, shall cause at least one
(1) full physical inventory (which physical inventory shall, on a cumulative basis, cover all of Borrower's store locations in the United States) to be undertaken in each twelve (12) month period during which this Agreement is in effect (the spacing of the scheduling of which inventories shall be satisfactory to the Agent in all respects) conducted by such inventory takers as are reasonably satisfactory to the Agent and following such methodology as may reasonably be satisfactory to the Agent.
                           (i) The Lead Borrower shall provide the Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrowers) to the Borrowers' books and records within thirty (30) days following the end of the calendar month during which such inventory was completed.
                           (ii) The Agent, in its discretion, following the occurrence of an Event of Default, may cause such additional inventories to be taken as the Agent determines (each, at the expense of the Borrowers).
                  (c) Upon the Agent's reasonable request from time to time, the Borrowers shall permit the Agent to obtain Inventory appraisals (in all events, at the Borrowers' expense) conducted by such appraisers as are satisfactory to the Agent. Prior to the occurrence of any Event of Default the Agent shall obtain two (2)appraisals in each twelve (12) month period during which this Agreement is in effect (the spacing of the scheduling of which appraisals shall be subject to the Agent's discretion). The Agent, in its discretion, following the occurrence of an Event of Default, may cause such additional appraisals to be taken as the Agent determines (each, at the expense of the Borrowers).
                  (d) Upon the Agent's reasonable request from time to time, the Borrowers shall permit the Agent to obtain Real Estate appraisals on the Eligible Real Estate conducted by such appraisers as are reasonably satisfactory to the Agent. Prior to the occurrence of any Event of Default the Borrower shall not be required to pay for more than (1)appraisal in each eighteen (18) month period during which this Agreement is in effect (the spacing of the scheduling of which appraisals shall be subject to the Agent's discretion), provided, however the Agent may require additional appraisals at any time at the expense of the Agent and the Lenders. The Agent, in its discretion, may cause such additional appraisals to be taken as the Agent determines (each, at the expense of the Borrowers), at any time (i) if Collateral Availability falls

                                    .. 63 ..

below Thirty Million Dollars ($30,000,000.00) for five (5) consecutive days, or
(ii) following the occurrence of an Event of Default.
                  (e) The Agent contemplates conducting two (2) commercial finance audits (in each event, at the Borrowers' expense) of the Borrowers' books and records during any Twelve (12) month period during which this Agreement is in effect, but in its discretion following the occurrence of any Suspension Event, may undertake additional such audits during such period.
                  (f) The Agent from time to time (in all events, at the Borrowers' expense) may undertake "mystery shopping" (so-called) visits to all or any of the Borrowers' business premises. The Agent shall provide the Borrowers with a copy of any non-company confidential results of such mystery shopping.

         5-10.    Additional Financial Information.
                  (a) In addition to all other information required to be provided pursuant to this Article 5:, the Lead Borrower promptly shall provide the Agent, with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers' business, and the Borrowers' financial condition, including original counterparts of financial reports and statements, as the Agent may from time to time reasonably request from the Lead Borrower.
                  (b) The Lead Borrower may provide the Agent, from time to time hereafter, with updated projections of the Borrowers' anticipated performance and operating results.
                  (c) In all events, the Lead Borrower, no sooner than Ninety
(90) nor later than Forty-Five (45) days prior to the end of each of the Borrowers' Fiscal Years, shall furnish the Agent with an updated and extended projection which shall go out at least through the end of the then next Fiscal Year; provided, however, that the Lead Borrower, within Forty-Five days following the end of each of the Borrowers' Fiscal Years, may, in its discretion, furnish the Agent with a further updated and extended projection taking into account the Borrowers' actual year end financial performance.
                  (d) Such updated and extended projections shall be prepared pursuant to a methodology and shall include such assumptions as are reasonably satisfactory to the Agent.
                  (e) The Borrowers recognize that all appraisals, inventories, analysis, financial information, and other materials which the Agent or any Lender may obtain, develop, or receive with respect to the Borrowers are confidential to the Agent and the Lenders and that, except as otherwise provided herein, the Borrowers are not entitled to receipt of any of such appraisals, inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom.

         5-11.     Financial Covenant based upon Collateral Availability;
Minimum EBITDA. If at any time Collateral Availability is less than $40 Million, then thereafter the Borrower shall not suffer or permit its EBITDA for the previous four (4) fiscal quarters (on a rolling four quarter basis) to be less than $30 Million, tested quarterly as soon as the information is publicly available each fiscal quarter.

                                    .. 64 ..

ARTICLE 6: - USE AND COLLECTION OF COLLATERAL:

         6-1.     Use of Inventory Collateral.
                  (a) The Borrowers shall not engage in any sale of the Inventory other than for fair consideration in the conduct of the Borrowers' business in the ordinary course and shall not engage in
                           (i) sales or other dispositions to creditors; or
                           (ii) sales or other dispositions in bulk.
                  (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrowers' customary return policy applicable to the return of inventory purchased by the Borrowers' retail customers in the ordinary course, such Inventory may be returned to the Borrowers without the consent of the Agent .

         6-2.     Inventory Quality. All Inventory now owned or hereafter
acquired by the Borrowers are and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

         6-3.     Adjustments and Allowances. The Borrowers may grant such
allowances or other adjustments to the Borrowers' Account Debtors (exclusive of extending the time for payment of any Account or Account Receivable, which shall not be done without first obtaining the Agent's prior written consent in each instance) as the Borrowers may reasonably deem to accord with sound business practice, provided, however, following the occurrence of an Event of Default, the authority granted the Borrowers pursuant to this Section 6:6-3 may be limited or terminated by the Agent at any time in the Agent's discretion.

         6-4.     Validity of Accounts.
                  (a) The amount of each Account shown on the books, records, and invoices of the Borrowers represented as owing by each Account Debtor is and will be the correct amount actually owing by such Account Debtor and shall have been fully earned by performance by the Borrowers.
                  (b) The Borrowers have no knowledge of any material impairment of the validity or collectibility of any of the Accounts and shall cause the Lead Borrower to notify the Agent of any such fact immediately after any Borrower becomes aware of any such impairment.

         6-5.     Notification to Account Debtors. The Agent shall have the
right at any time after an Event of Default has occurred to notify any of the Borrowers' Account Debtors to make payment directly to the

                                    .. 65 ..

Agent and to collect all amounts due on account of the Collateral.

ARTICLE 7: - CASH MANAGEMENT. PAYMENT OF LIABILITIES:

         7-1      Depository Accounts.
                  (a) Annexed hereto as EXHIBIT 7:7-1 is a Schedule of all present DDA's, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.
                  (b) The Borrowers shall deliver to the Agent, as a condition to the effectiveness of this Agreement:
                           (i) Notification, executed on behalf of the Borrowers, to each depository institution with which any DDA is maintained (other than the Operating Account or any Local DDA), in form satisfactory to the Agent, of the Agent's interest in such DDA.
                           (ii) An agreement (generally referred to as a "Blocked Account Agreement"), in form satisfactory to the Agent with any depository institution at which both any DDA (other than the Operating Account) and the Operating Account is maintained.
                           (iii) An agreement (generally referred to as a "Blocked Account Agreement"), in form satisfactory to the Agent, with any depository institution at which a Blocked Account is maintained
                  (c) No Borrower will establish any DDA hereafter (other than a Local DDA) unless, contemporaneous with such establishment, such Borrower delivers to the Agent an agreement (in form satisfactory to the Agent) executed on behalf of the depository with which such DDA is being established.

         7-2.     Credit Card Receipts.
                  (a) Annexed hereto as EXHIBIT 7:7-2, is a Schedule which describes all arrangements to which the Borrowers are a party with respect to the payment to the Borrowers of the proceeds of all credit card charges for sales by the Borrowers.
                  (b) The Borrowers shall deliver to the Agent, as a condition to the effectiveness of this Agreement, notification, executed on behalf of the Borrowers, to each of the Borrowers' credit card clearinghouses and processors of notice (in form satisfactory to the Agent ), which notice provides that payment of all credit card charges submitted by the Borrowers to that clearinghouse or other processor and any other amount payable to the Borrowers by such clearinghouse or other processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Agent. The Borrowers shall not change such direction or designation except upon and with the prior written consent of the Agent .

                                    .. 66 ..

         7-3.     The Concentration, Blocked, and Operating Accounts.
                  (a) The following checking accounts have been or will be established (and are so referred to herein):
                           (i) The Concentration Account: Established by the Agent with Fleet National Bank
                           (ii) The Blocked Account: Established by the
         Borrowers with Fleet National Bank.
                           (iii) The Operating Account: Established by the Borrowers with Fleet National Bank. To the extent that the Blocked Account and the Operating Account are not separate accounts, within 45 days from the date of this Agreement the Borrower shall establish separate accounts for such purposes.
                  (b) The contents of each DDA (other than the Operating Account) and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Agent's property.
                  (c) The Borrowers:
                           (i) Contemporaneous with the execution of this Agreement, shall provide the Agent with such agreement (generally referred to as a "Blocked Account Agreement") of the depository with which the Blocked Account is maintained as may be satisfactory to the Agent; and
                           (ii) Shall not establish any Blocked Account hereafter except upon not less than Thirty (30) days prior written notice to the Agent and the delivery to the Agent of a similar such agreement.
                  (d) The Borrowers shall pay all fees and charges of, and maintain such impressed balances as may be required by the Agent or by any bank in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Agent).

         7-4.     Proceeds and Collections.
                  (a) All Receipts constitute Collateral and proceeds of Collateral and shall be held in trust by the Borrowers for the Agent; shall not be commingled with any of the Borrowers' other funds; and shall be deposited and/or transferred only to the Blocked Account.
                  (b) The Borrowers shall cause the ACH or wire transfer to the Blocked Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of
                           (i) the then contents of each DDA (other than (A) any Local DDA and (B) the Operating Account), each such transfer to be net of any minimum balance, not to exceed $750.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained); and
                           (ii) the proceeds of all credit card charges not otherwise provided for pursuant

                                    .. 67 ..

         hereto.
Telephone advice (confirmed by written notice) shall be provided to the Agent on each Business Day on which any such transfer is made.
                  (c) At any time that any Cash Management Condition is extant, and whether or not any Liabilities are then outstanding, the Borrowers shall undertake the following (and the Agent may give notice to the bank at which the Blocked Account is maintained to undertake the following):
                           (i) Cause the ACH or wire transfer to the Concentration Account, no less frequently than daily, of then entire ledger balance of the Blocked Account, net of such minimum balance, not to exceed $750.00, as may be required to be maintained in the Blocked Account by the bank at which the Blocked Account is maintained.
                           (ii) Cause the ACH or wire transfer to the Concentration Account, of all Net Proceeds at the earliest moment that such Net Proceeds are paid over to any Borrower.
In the event that, notwithstanding the provisions of this Section 7:7-4(c), any of the Borrowers receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, or Net Proceeds, such Receipts, proceeds, collections, and Net Proceeds shall be held in trust by the Borrowers for the Agent and shall not be commingled with any of the Borrowers' other funds or deposited in any account of the Borrowers other than as instructed by the Agent.

         7-5.     Payment of Liabilities.
                  (a) On each Business Day, the Agent shall apply, towards the unpaid balance of the Loan Account, the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained).
                  (b) The following rules shall apply to deposits and payments under and pursuant to this Agreement:
                           (i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is available to the Agent by 2:00PM on that Business Day.
                           (ii) Funds paid to the Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is available to the Agent by 2:00PM on that Business Day.
                           (iii) If notice of a deposit to the Concentration Account (Section 7:7-5(b)(i)) or payment (Section 7:7-5(b)(ii)) is not available to the Agent until after 2:00PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00AM on the then next Business Day.
                           (iv) All deposits to the Concentration Account and other payments to the Agent

                                    .. 68 ..

                  are subject to clearance and collection.
                  (c) The Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7:7-5(a), above (less those amount which are to be netted out, as provided therein) provided, however, in the event that both
(i) a Suspension Event has occurred and (ii) one or more L/C's are then outstanding, the Agent may establish a funded reserve of up to 110% of the aggregate Stated Amounts of such L/C's.

         7-6.     The Operating Account. Except as otherwise specifically
provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrowers upon, and other disbursements shall be made by the Borrowers solely from, the Operating Account.

ARTICLE 8: - GRANT OF SECURITY INTEREST:

         8-1.     Grant of Security Interest. To secure the Borrowers' prompt, punctual, and faithful performance of all and each of the Liabilities, each Borrower hereby grant to the Agent, for the ratable benefit of the Lenders, a continuing security interest in and to, and assigns to the Agent, for the ratable benefit of the Lenders, the following, and each item thereof, whether now owned or now due, or in which that Borrower has an interest, or hereafter acquired, arising, or to become due, or in which that Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Agent may in the future be granted a security interest, is referred to herein as the "Collateral"):
         (a)      All Accounts and accounts receivable.
         (b)      All Inventory.
         (c)      All Documents.
         (d)      All Payment Intangibles.
         (e)      All Chattel Paper.
         (f)      All books, records, and information relating to the Collateral and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

         8-2.     Extent and Duration of Security Interest. The security
interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by the Borrowers to the Agent and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Agent .

                                    .. 69 ..

         8-3.     Release of Real Estate Encumbrance. The Agent shall promptly release, in whole or in part, its Encumbrance on all or any portion of any Real Estate upon the request of the Borrower without any further consent of, or direction from, the Lenders, provided that no Event of Default is then occurring or would be occurring after such release.

ARTICLE 9: - AGENT AS BORROWERS' ATTORNEY-IN-FACT:

         9-1.     Appointment as Attorney-In-Fact. The Borrowers hereby
irrevocably constitute and appoint the Agent as the Borrowers' true and lawful attorney, with full power of substitution, effective following the occurrence of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrowers, but for the sole benefit of the Agent and the Lenders. The rights and powers granted the Agent by the within appointment include but are not limited to the right and power to:

                  (a) Prosecute, defend, compromise, or release any action relating to the Collateral.
                  (b) Sign change of address forms to change the address to which the Borrowers' mail is to be sent to such address as the Agent shall designate; receive and open the Borrowers' mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrowers or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Borrowers, or other legal representative of the Borrowers whom the Agent determines to be the appropriate person to whom to so turn over such mail.
                  (c) Endorse the name of the Borrowers in favor of the Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrowers on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.
                  (d) Sign the name of the Borrowers on any notice to the Borrowers' Account Debtors or verification of the Receivables Collateral; sign the Borrowers' name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.
                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Borrowers are a beneficiary.
                  (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Borrowers.

         9-2.     No Obligation to Act. The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9:9-1 herein, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such

                                    .. 70 ..

exercise of power, and shall not be responsible to the Borrowers for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

ARTICLE 10: - EVENTS OF DEFAULT:

         The occurrence of any event described in this Article 10: respectively shall constitute an "Event of Default" herein, except that notwithstanding anything herein to the contrary, the occurrence of any event under the Mortgage and Security Agreements/Deeds of Trust and Assignment of Leases and Rents now or hereafter executed by any of the Borrowers in favor of the Agent on behalf of the Lenders, in the Paragraph captioned "Removal as Eligible Real Estate; Discharge", which give rise to the exclusion of any Real Estate as Eligible Real Estate shall not constitute an Event of Default hereunder. Upon the occurrence of any Event of Default described in Section 10:10-12, any and all Liabilities shall become due and payable without any further act on the part of the Agent or any Lender. Upon the occurrence of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Agent and without notice or demand to the Lead Borrower or any Borrower. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Agent or any Lender and the Borrowers and instruments and papers given the Agent or any Lender by the Borrowers, whether such agreements, instruments, or papers now exist or hereafter arise.

         10-1.    Failure to Pay Revolving Credit. The failure by the Borrowers to pay any amount when due under the Revolving Credit.

         10-2.    Failure To Make Other Payments. The failure by the Borrowers to pay when due (or upon demand, if payable on demand) any payment Liability other than under the Revolving Credit.

         10-3.    Failure to Perform Covenant or Liability (No Grace Period).
The failure by the Borrowers to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in Section 10:10-1 or Section 10:10-2 hereof, and included in any of the following provisions hereof:

                    Section             Relates to            :
                    ------------------------------------------
                    4:4-5            Location of Collateral
                    4:4-6            Title to Assets
                    4:4-7            Indebtedness
                    4-9              Subordinated Debt
                    4:4-9            Insurance Policies

                                    .. 71 ..

                    4:4-14           Pay taxes
                    4:4-23           Affiliate Transactions
                    5:5-4    `       Borrowing Base Certificate
                    6:6-1            Use of Collateral
                    Article 7:       Cash Management

         10-4.    Failure to Perform Covenant or Liability (Grace Periods). The
failure by the Borrowers, upon the following number of days written notice by the Agent to the Lead Borrower , to cure the Borrowers' failure to promptly, punctually and faithfully perform, discharge, or comply with the following covenants and Liabilities:
                  (a)      Five Days: Article 5: (Other than Section 5:5-4,
                           (Borrowing Base Certificate))
                  (b)      Ten Days: Any Liability not described in any of
                           Sections 10:10-1, 10:10-2, 10:10-3, or 10:10-4(a)
                           hereof.
Notwithstanding the provisions of Section 12-2(b)(i), in the limited event that Agent provides notice of a default under this Section 10-4 by mail, then such notice shall be deemed made and correspondence received upon actual receipt (unless Lead Borrower fails to accept receipt of any such notice sent by certified mail, in which case such notice shall be deemed made and correspondence received upon actual attempted delivery by The United States Postal Service).

         10-5.    Misrepresentation. Any representation or warranty at any time made by the Borrowers to the Agent or any Lender, was not true or complete in all material respects when given.

         10-6.    Acceleration of Other Debt. Breach of Lease. The occurrence of any event such that any Indebtedness of the Borrowers in excess of $10,000,000.00 to any creditor other than the Agent or any Lender could be accelerated or, without the consent of such Borrowers, Leases representing, in the aggregate, more than fifteen percent (15%) of the Borrower's total Leases in the United States could be terminated (whether or not the subject creditor or lessor takes any action on account of such occurrence).

         10-7.    KMart Default. The occurrence of any KMart Default.

         10-8.    Default Under Other Agreements. The occurrence of any breach or default (and the expiration of any applicable notice and grace period) under any agreement between the Agent or any Lender and the Borrowers or instrument or paper given the Agent or any Lender by the Borrowers (and which does not constitute a Loan Document), whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Agent or the subject Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

                                    .. 72 ..

         10-9.    Uninsured Casualty Loss. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.

         10-10.   Judgment. Restraint of Business.
                  (a) The service of process upon the Agent or any Lender or any Participant seeking to attach, by trustee or other process, any of a Borrower's funds on deposit with, or assets of such Borrower in the possession of, the Agent or any Lender or such Participant, which is not timely contested in good faith by such Borrower by appropriate proceedings, or if so contested, is not dismissed within thirty (30) days.
                  (b) The entry of any judgment or judgments against any Borrower in excess of $10,000,000.00 in the aggregate, which judgment(s) are not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.
                  (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course which would result in a Material Adverse Effect.

         10-11.   Business Failure. Any act by, against, or relating to any
Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of, if commenced against that Borrower, is not timely contested in good faith by such Borrower by appropriate proceedings, or if so contested, is not dismissed within sixty (60) days of when filed; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Borrower; the offering by or entering into by any Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of any Borrower; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of any Borrower of the liquidation or winding up of all or any part of that Borrower's' business or operations.

         10-12.   Bankruptcy. The failure by any Borrower to generally pay the debts of that Borrower as they mature; adjudication of bankruptcy or insolvency relative to any Borrower; the entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Borrower initiating any matter in which that Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Borrower initiating any matter in which that Borrower is or may be granted any relief from the debts of that Borrower pursuant to the Bankruptcy Code or any other insolvency statute or

                                    .. 73 ..

procedure, which complaint, application, or petition is not timely contested in good faith by that Borrower by appropriate proceedings or, if so contested, is not dismissed within sixty (60) days of when filed.

         10-13.   Indictment - Forfeiture. The indictment of, or institution of any legal process or proceeding against, any Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Borrower and/or the imposition of any stay or other order, would reasonably be expected to have a Material Adverse Effect.

         10-14.   Foreign Proceeding. There occurs in relation to any Borrower in any country or territory in which it carries on business or, to the jurisdiction of whose courts any of its assets is subject, any event which, in the reasonable opinion of the Agent, appears to correspond to or to have an effect equivalent or substantially similar to any of those referenced in Sections 10:10-10 through and including 10:10-13 or any Borrower becomes subject (other than as a creditor or claimant) in any such country or territory to the operation of any law relating to bankruptcy, insolvency, or liquidation which would result in a Material Adverse Effect on the Borrowers, taken as a whole.

         10-15.   Challenge to Loan Documents.
                  (a) Any challenge by or on behalf of any Borrower or any guarantor of the Liabilities to the validity of any Loan Document or the applicability (other than based on a good faith interpretation of the Loan Documents) or enforceability of any Loan Document in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.
                  (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable in accordance with the subject Loan Document's terms to the extent required by the Agent to obtain the practical realization of the benefits intended to be provided by the Loan Documents, or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         10-16.   Change in Control. Any Change in Control.

ARTICLE 11: - RIGHTS AND REMEDIES UPON DEFAULT:

         In addition to all of the rights, remedies, powers, privileges, and discretions which the Agent is

                                    .. 74 ..

provided prior to the occurrence of an Event of Default, the Agent shall have the following rights and remedies after and during the occurrence of any Event of Default. Notwithstanding anything contained herein or in any of the Loan Documents,the Agent shall have no right to foreclose on or exercise any power of sale with respect to any Real Estate or to exercise any other right, remedy, power, privilege or discretion hereunder or under any Loan Documents unless an Event of Default as defined herein has occurred. Without limiting the generality of the foregoing, unless an Event of Default has occurred under this Agreement, the sole and exclusive remedy of the Agent upon the failure of the Borrower to comply with any provision of any Encumbrance in favor of the Agent (a "Security Instrument"), after taking into account all applicable cure periods, will be to notify Borrower that any individual location constituting a portion of the Real Estate is no longer Eligible Real Estate as provided in the paragraph captioned "Removal of Eligible Real Estate; Discharge" in the Security Instrument and to exclude such Real Estate as Eligible Real Estate. No stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy Code or otherwise shall stay, limit, prevent, hinder, delay, restrict, or otherwise prevent the Agent's exercise of any of such rights and remedies.

          11-1.   Rights of Enforcement. The Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Agent shall have all and each of the following rights and remedies:
                  (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.
                  (b) To take possession of all or any portion of the
Collateral.
                  (c) To sell, lease, or otherwise dispose of any or all of the
Collateral, in its then condition or following such preparation or processing as the Agent deems advisable and with or without the taking of possession of any of the Collateral.
                  (d) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.
                  (e) To apply the Receivables Collateral or the Proceeds of the
Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.
                  (f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

         11-2.    Sale of Collateral.
                  (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Agent's disposition of the Collateral.
                  (b) The Agent, in the exercise of the Agent's rights and remedies upon default, may

                                    .. 75 ..

conduct one or more going out of business sales, in the Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Borrower. The Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent for the benefit of the Lenders or such agent or contractor and neither the Borrowers nor any Person claiming under or in right of the Borrowers shall have any interest therein.
                  (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Lead Borrower with such notice as may be practicable under the circumstances), the Agent shall give the Lead Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrowers agree that such written notice shall satisfy all requirements for notice to the Borrowers which are imposed under the UCC or other applicable law with respect to the exercise of the Agent's rights and remedies upon default.
                  (d) The Agent and any Lender, acting in accordance with the UCC, may purchase the Collateral, or any portion of it at any sale held under this Article.
                  (e) The Agent shall apply the proceeds of any exercise of the Agent's Rights and Remedies under this Article 11: towards the Liabilities in such manner, and with such frequency, as the Agent determines in a commercially reasonable manner.

         11-3.    Occupation of Business Location. In connection with the
Agent's exercise of the Agent's rights under this Article 11:, the Agent may enter upon, occupy, and use any premises owned or occupied by any Borrower, and may exclude the Borrowers from such premises or portion thereof as may have been so entered upon, occupied, or used by the Agent. The Agent shall not be required to remove any of the Collateral from any such premises upon the Agent's taking possession thereof, and may render any Collateral unusable to the Borrowers. In no event shall the Agent be liable to the Borrowers for use or occupancy by the Agent of any premises pursuant to this Article 11:, nor for any charge (such as wages for the Borrowers' employees and utilities) incurred in connection with the Agent's exercise of the Agent's Rights and Remedies.

         11-4.    Grant of Nonexclusive License. Each Borrower hereby grants to the Agent a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which that Borrower now or hereafter has rights, such license being solely applicable with respect to the Agent's exercise of the rights under Articles 9:9-1 and 11: hereof, including, without limitation, in connection

                                    .. 76 ..

with any disposition of Inventory.

         11-5.    Assembly of Collateral. The Agent may require the Borrowers to assemble the Collateral and make it available to the Agent at the Borrowers' sole risk and expense at a place or places which are reasonably convenient to both the Agent and Borrowers.

         11-6. Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the " Agent's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any person, at any time, shall preclude the other or further exercise of the Agent's Rights and Remedies. No waiver by the Agent of any of the Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Agent's Rights and Remedies and all of the Agent's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Agent at such time or times and in such order of preference as the Agent in its sole discretion may determine. The Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 12: - NOTICES:

         12-1.    Notice Addresses. All notices, demands, and other
communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Agent:
                                    Fleet Retail Finance Inc.
                                    40 Broad Street
                                    Boston, Massachusetts 02109
                                    Attention        : Mr. Mark J. Forti
                                                       Director
                                    Fax              : 617 434-4339

                                    .. 77 ..

         With a copy to:
                                    Riemer & Braunstein LLP
                                    Three Center Plaza
                                    Boston, Massachusetts  02108
                                    Attention        : Robert E. Paul, Esquire
                                    Fax              : 617 880-3456

If to the Borrowers:
                                    The Sports Authority, Inc.
                                    3383 North State Road 7
                                    Fort Lauderdale, Florida 33319
                                    Attention        : Chief Financial Officer
                                    Fax              : 954 735-4944

         With copies to:
                                    The Sports Authority, Inc.
                                    3383 North State Road 7
                                    Fort Lauderdale, Florida 33319
                                    Attention : General Counsel
                                    Fax              : 954 730-4288

                                    Morgan, Lewis & Bockius LLP
                                    5300 First Union Financial Center
                                    200 South Biscayne Blvd
                                    Miami, Florida 33131
                                    Attention        : John Fletcher, Esquire
                                    Fax:             : 305 579-0321

         12-2.    Notice Given.
                  (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):
                           (i) By mail: the sooner of when actually received or Three (3) days following deposit in the United States mail, postage prepaid.
                           (ii) By recognized overnight express delivery: the Business Day following the day when sent.
                           (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.
                           (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one
         (1) hour after being sent. Otherwise, at the opening of the then next Business Day.
                  (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice

                                    .. 78 ..

sent.

ARTICLE 13: - TERM:

         13-1.    Termination of Revolving Credit. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2:2-5(g) hereof) until the Termination Date.

         13-2.    Effect of Termination. On the Termination Date, the Borrowers
shall pay the Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the entire balance of the Loan Account; any accrued and unpaid Line (Unused) Fee; any payments due on account of the indemnification obligations included in Section 2:2-9(e); and all unreimbursed costs and expenses of the Agent and of each Lender for which the Borrowers are responsible; and shall make such arrangements concerning any L/C's then outstanding as are reasonably satisfactory to the Agent . Until such payment, all provisions of this Agreement, other than those contained in Article 2: which place an obligation on the Agent and any Lender to make any loans or advances or to provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid in full. The release by the Agent of the security, Encumbrances, and other collateral interests granted the Agent by the Borrowers hereunder may be upon such reasonable conditions and indemnifications as the Agent may require.

ARTICLE 14: - GENERAL:

         14-1.    Protection of Collateral. The Agent has no duty as to the
collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Agent and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent may include reference to the Borrowers (and may utilize any logo or other distinctive symbol associated with the Borrowers) in connection with any advertising, promotion, or marketing undertaken by the Agent with the Lead Borrower's approval, which approval shall not be unreasonably withheld or delayed.

         14-2.    Successors and Assigns. This Agreement shall be binding upon the Borrowers and the Borrowers' representatives, successors, and assigns and shall enure to the benefit of the Agent and each Lender and the respective successors and assigns of each provided, however, no trustee or other fiduciary appointed with respect to the Borrowers shall have any rights hereunder. In the event that the

                                    .. 79 ..

Agent or any Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

         14-3.    Severability. Any determination that any provision of this
Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         14-4.    Amendments.  Course of Dealing.
                  (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrowers and the Agent and each Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Agent or any Lender to give notice to any Borrowers of such Borrowers' having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document. No change made by the Agent in the manner by which Availability is determined shall obligate the Agent to continue to determine Availability in that manner.
                  (b) The Borrowers may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Agent. No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Agent, then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Agent shall be in reliance upon all representations and warranties theretofore made to the Agent by or on behalf of the Borrowers (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

         14-5.    Power of Attorney. In connection with all powers of attorney included in this Agreement, the Borrowers hereby grant unto the Agent full power (exercisable after and during the occurrence of an Event of Default) to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrowers might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrowers and each shall survive the same. All

                                    .. 80 ..

powers conferred upon the Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Agent.

         14-6.    Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Agent determines in its sole discretion. The Borrowers shall remain liable for any deficiency remaining following such application.

         14-7.    Costs and Expenses of Agent and Of Lenders.
                  (a) The Borrowers shall pay on demand all Costs of Collection and all reasonable expenses of the Agent in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Agent in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities, and all costs and expenses of the Agent which relate to the credit facility contemplated hereby.
                  (b) The Borrowers shall pay on demand all costs and expenses (including attorneys' reasonable fees) incurred, following the occurrence of any Event of Default, by each Lender in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as any such costs and expenses in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.
                  (c) The Borrowers authorize the Agent to pay all such fees and expenses and in the Agent's discretion, to add such fees and expenses to the Loan Account.
                  (d) The undertaking on the part of the Borrowers in this
Section 14:14-7 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of the Borrowers, other than a termination, release, or discharge which makes specific reference to this
Section 14:14-7.

         14-8.    Copies and Facsimiles. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Agent or any Lender may be reproduced by that Person or by the Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and that Person may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party

                                    .. 81 ..

which or on whose behalf such transmission was received.

         14-9.    Governing Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the State of New York.

         14-10.   Consent to Jurisdiction.
                  (a) The Borrowers agree that any legal action, proceeding, case, or controversy against any Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Agent may elect in the Agent's sole discretion. By execution and delivery of this Agreement, each Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.
                  (b) To the extent permitted by applicable law, each Borrower WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Lead Borrower at the Lead Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.
                  (c) Each Borrower WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.
                  (d) Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other competent jurisdiction.
                  (e) Each Borrower agrees that any action commenced by that Borrower asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, and that such Courts shall have exclusive jurisdiction with respect to any such action.

         14-11.   Indemnification. The Borrowers shall indemnify, defend, and hold the Agent and each Lender and any employee, officer, or agent of any of the foregoing (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by any Person other than any Borrower, (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the relationship of the Borrowers with the Agent or any Lender (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Agent and any other Indemnified Person has had an opportunity to be heard),

                                    .. 82 ..

which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Agent in favor of the Borrowers, other than a termination, release, or discharge which makes specific reference to this Section 14:14-11.

         14-12.   Rules of Construction. The following rules of construction shall be applied in theinterpretation, construction, and enforcement of this Agreement and of the other Loan Documents:
                  (a) Words in the singular include the plural and words in the plural include the singular.
                  (b) Each representation, warranty, covenant, and undertaking of the Borrowers in any Loan Document is the joint and several representation, warranty, covenant, and undertaking of all of the Borrowers.
                  (c) Titles, headings (indicated by being underlined or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument's meaning, construction, or effect.
                  (d) The words "includes" and "including" are not limiting.
                  (e) Text which follows the words "including, without
limitation" (or similar words) is illustrative and not limitational.
                  (f) Except where the context otherwise requires or where the relevant subsections are joined by "or", compliance with any Section or provision of any Loan Document which constitutes a warranty or covenant requires compliance with all subsections (if any) of that Section or provision. Except where the context otherwise requires, compliance with any warranty or covenant of any Loan Document which includes subsections which are joined by "or" may be accomplished by compliance with any of such subsections.
                  (g) Text which is shown in italics, shown in bold, shown IN
ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.
                  (h) The words "may not" are prohibitive and not permissive.
                  (i) The word "or" is not exclusive.
                  (j) Any reference to a Person's "knowledge" (or words of
similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).
                  (k) Terms which are defined in one section of any Loan
Document are used with such definition throughout the instrument in which so defined.
                  (l) The symbol "$" refers to United States Dollars.
                  (m) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.
                  (n) References to "this Agreement" or to any other Loan
Document is to the subject

                                    .. 83 ..

instrument as amended to the date on which application of such reference is being made.
                  (o) Except as otherwise specifically provided, all references to time are to Boston time.
                  (p) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:
                           (i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.
                           (ii) The word "from" means "from and including".
                           (iii) The words "to" and "until" each mean "to, but excluding".
                           (iv) The word "through" means "to and including".
                  (q) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 14:14-13 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

         14-13.   Intent. It is intended that:
                  (a) This Agreement take effect as a sealed instrument.
                  (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Agent.
                  (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.
                  (d) All reasonable costs and expenses incurred by the Agent and, to the extent provide in Section 14:14-7 each Lender in connection with such Person's relationship(s) with the Borrowers shall be borne by the Borrowers.
                  (e) Unless otherwise explicitly provided herein, the Agent's consent to any action of the Borrowers which is prohibited unless such consent is given may be given or refused by the Agent in its sole discretion and without reference to Section 2:2-14 hereof.

         14-14.   Right of Set-Off. Any and all deposits or other sums at any time credited by or due to any Borrower from the Agent, any Lender, or any participant (a "Participant") in the credit facility contemplated hereby or any from any Affiliate of the Agent, any Lender, or any Participant and any cash, securities, instruments or other property of the Borrowers in the possession of the Agent, any Lender, any Participant or any such Affiliate, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations

                                    .. 84 ..

of the Borrowers to the Agent and each Lender or any Participant or any such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time after and during the occurrence of an Event of Default, whether or not such are then due and whether or not other collateral is then available to the Agent, any Lender, or any Participant or any such Affiliate.

         14-15.   Maximum Interest Rate. Regardless of any provision of any Loan
Document, none of the Agent or any Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         14-16.   Waivers.
                  (a) The Borrowers (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 14:14-16(b), below, knowingly, voluntarily, and intentionally, and understands that the Agent and each Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, is relying on such waivers.
                  (b) EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:
                           (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.
                           (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Agent's exercising of the Agent's rights upon default.
                           (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE AGENT OR ANY LENDER OR IN WHICH THE AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWERS OR ANY OTHER PERSON AND THE AGENT OR ANY LENDER (AND THE AGENT AND EACH LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

                                    .. 85 ..

                  (iv) The benefits or availability of any stay, limitation, hindrance, delay, or restriction (including, without limitation, any automatic stay which otherwise might be imposed pursuant to Section 362 of the Bankruptcy
Code) with respect to any action which the Agent may or may become entitled to take hereunder.
                  (v) Any claim to consequential, special, or punitive damages.

                   Remainder of page intentionally left blank

                                    .. 86 ..

                                                                The "Borrowers":
                                                            The "Lead Borrower":
                                                                   The "Parent":
                                                      THE SPORTS AUTHORITY, INC.

                                             By:
                                                --------------------------------
                                               Print Name: Bradford G. Ankerholz
                                             Title: Vice President and Treasurer



                                              THE SPORTS AUTHORITY FLORIDA, INC.

                                             By:
                                                --------------------------------
                                               Print Name: Bradford G. Ankerholz
                                             Title: Vice President and Treasurer



                                             THE SPORTS AUTHORITY MICHIGAN, INC.

                                             By:
                                                --------------------------------
                                               Print Name: Bradford G. Ankerholz
                                             Title: Vice President and Treasurer



                                                   AUTHORITY INTERNATIONAL, INC.

                                             By:
                                                --------------------------------
                                               Print Name: Bradford G. Ankerholz
                                             Title: Vice President and Treasurer

                                    .. 87 ..

                                                                    The "Agent":
                                                       FLEET RETAIL FINANCE INC.

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------



                                                                  The "Lenders":
                                                       FLEET RETAIL FINANCE INC.

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------



                                                    FOOTHILL CAPITAL CORPORATION

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------



                                                          HELLER FINANCIAL, INC.

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------



                                                           BANK OF AMERICA, N.A.

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                    .. 88 ..

                                         CITIZENS BUSINESS CREDIT, A DIVISION OF
                                                    CITIZENS LEASING CORPORATION

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------



                                                       FLEET CAPITAL CORPORATION

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------



                                                   LASALLE BUSINESS CREDIT, INC.

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------



                                             THE CIT GROUP/BUSINESS CREDIT, INC.

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------



                                      CONGRESS FINANCIAL CORPORATION (SOUTHWEST)

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                    .. 89 ..

                                          NATIONAL CITY COMMERCIAL FINANCE, INC.

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------



                                                              THE PROVIDENT BANK

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------



                                                           SENIOR DEBT PORTFOLIO

                                                       By: Boston Management and
                                                 Research, as Investment Advisor

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------



                                                       GMAC BUSINESS CREDIT, LLC

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                    .. 90 ..

                                                                    AMSOUTH BANK

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------



                                       IBJ WHITEHALL BUSINESS CREDIT CORPORATION

                                             By:
                                                --------------------------------
                                     Print Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                    .. 91 ..